Exhibit 3.1

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

CROWDSTRIKE HOLDINGS, INC.

CrowdStrike Holdings, Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies as follows:

1.                                      The name of the corporation is CrowdStrike Holdings, Inc. The corporation’s original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on November 7, 2011.

2.                                      This Amended and Restated Certificate of Incorporation was duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware, and has been duly approved by the written consent of the stockholders of the Corporation in accordance with Section 228 of the DGCL.

3.                                      The text of the Certificate of Incorporation is hereby amended and restated to read in its entirety as follows:

ARTICLE I

The name of the corporation (the “Corporation”) is: CrowdStrike Holdings, Inc.

ARTICLE II

The address of the registered office of the Corporation in the State of Delaware is Corporation Service Company, 251 Little Falls Drive, Wilmington, in the county of New Castle, Delaware 19808. The name of the registered agent of the Corporation at such address is Corporation Service Company.

ARTICLE III

The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

ARTICLE IV

The total number of shares of all classes of stock which the Corporation shall have authority to issue is 220,000,000 shares of common stock, par value $0.0005 per share (“Common Stock”); and 137,418,875 shares of preferred stock, par value $0.0005 per share (“Preferred Stock”), 52,300,000 of which are designated “Series A-1 Convertible Preferred Stock” (the “Series A-1 Preferred Stock”), 21,523,118 of which are designated “Series B Convertible Preferred Stock” (the “Series B Preferred Stock”), 22,275,128 of which are designated “Series C Convertible Preferred Stock” (the “Series C Preferred Stock”), 17,569,969 of which are designated “Series D Convertible Preferred Stock” (the “Series D Preferred Stock”), 5,393,976 of which are designated “Series D-1 Convertible Preferred Stock” (the “Series D-1 Preferred Stock”), 14,579,598 of which are designated “Series E Convertible Preferred Stock” (the “Series E Preferred Stock”) and 3,777,086 of which are designated “Series E-1 Convertible Preferred Stock” (the “Series E-1 Preferred Stock”).

A.                                    COMMON STOCK

1.                                      General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights, powers and preferences of the holders of the Preferred Stock set forth herein.

2.                                      Voting. The holders of Common Stock are entitled to one vote for each share of Common Stock held by them at all meetings of stockholders (and actions taken by written consent in lieu of meetings) at which holders of Common Stock are entitled to vote; provided, however, that the number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by (in addition to any vote of the holders of one or more series of Preferred Stock that may be required by the terms of the Certificate of Incorporation) the affirmative vote of the holders of shares of capital stock of the Corporation representing a majority of the votes represented by all outstanding shares of capital stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the DGCL, and the holders of Common Stock shall not be entitled to any separate class vote in connection with any such increase or decrease of the aggregate number of authorized shares of Common Stock.

B.                                    PREFERRED STOCK

The Preferred Stock has the following rights, preferences, powers, privileges and restrictions, qualifications and limitations. Unless otherwise indicated, references to “Sections” or “Subsections” in this Part B of this Article IV refer to sections and subsections of Part B of this Article IV.

1.                                      Dividends. The Corporation shall not declare, pay or set aside any dividends on shares of Common Stock (other than dividends on shares of Common Stock payable solely in shares of Common Stock) unless (in addition to the obtaining of any consents required elsewhere in the Certificate of Incorporation) the holders of the Preferred Stock then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of Preferred Stock in an amount at least equal to (i) in the case of a dividend on Common Stock or any class or series that is convertible into Common Stock, that dividend per share of Preferred Stock as would equal the product of (a) the dividend payable on each share of such class or series determined, if applicable, as if all shares of such class or series had been converted into Common Stock pursuant to Section 4.1 and (b) the number of shares of Common Stock issuable upon conversion of one share of Preferred Stock pursuant to Section 4.1, in each case calculated on the record date for determination of holders entitled to receive such dividend or (ii) in the case of a dividend on any class or series that is not convertible into Common Stock, at a rate per share of Preferred Stock determined by (a) dividing the amount of the dividend payable on each share of such class or series of capital stock by the original issuance price of such class or series of capital stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to such class or series) and (b) multiplying such fraction by an amount equal to (i) with respect to the Series A-1 Preferred Stock, the Series A-1 Original Issue Price, (ii) with respect to the Series B Preferred Stock, the Series B Original Issue Price, (iii) with respect to the Series C Preferred Stock, the Series C Original Issue Price, (iv) with respect to the Series D Preferred Stock, the Series D Original Issue Price, (v) with respect to the Series D-1 Preferred Stock, the Series D-1 Original Issue Price, and (vi) with respect to the Series E Preferred Stock and the Series E-1 Preferred Stock, the Series E/E-1 Original Issue Price. The “Series A-1 Original Issue Price” shall mean $0.50 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, stock distribution or combination, subdivision, reclassification or other corporate actions having the similar effect with respect to the Series A-1 Preferred Stock. The “Series B Original Issue Price” shall mean $1.405000075 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, stock distribution or combination, subdivision, reclassification or other corporate actions having the similar effect with respect to the Series B Preferred Stock. The “Series C Original Issue Price” shall mean $4.529715 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, stock distribution or combination, subdivision, reclassification or other corporate actions having the similar effect with respect to the Series C Preferred Stock. The “Series D Original Issue Price” shall mean $5.69153 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, stock distribution or combination, subdivision, reclassification or other corporate actions having the similar effect with respect to the Series D Preferred Stock. The “Series D-1 Original Issue Price” shall mean $5.69153 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, stock distribution or combination, subdivision, reclassification or other corporate actions having the similar effect with respect to the Series D-1 Preferred Stock. The “Series E/E-1 Original Issue Price” shall mean $16.46136 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, stock distribution or combination, subdivision, reclassification or other corporate actions having the similar effect with respect to the Series E Preferred Stock and Series E-1 Preferred Stock. The Series A-1 Original Issue Price, the Series B Original Issue Price, the Series C Original Issue Price, the Series D Original Issue Price, the Series D-1 Original Issue Price and the Series E/E-1 Original Issue Price are each an “Original Issue Price.”

2.                                      Liquidation, Dissolution or Winding Up.

2.1                               Preferred Stock Liquidation Preference. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation (including a Deemed Liquidation Event (as defined below)), the assets of the Corporation available for distribution to the stockholders shall be distributed to the holders of Preferred Stock as follows:

2.1.1                     The holders of Series A-1 Preferred Stock then outstanding shall be entitled to be paid on a senior basis to all other shares of capital stock (but on a pari passu basis with the other holders of Preferred Stock) out of the assets of the Corporation available for distribution to its stockholders before any payment shall be made to the holders of other shares of capital stock by reason of their ownership thereof, a per share amount in cash equal to the greater of (a) two (2) times the Series A-1 Original Issue Price, plus any dividends declared but unpaid thereon and (b) such amount per share as would have been payable had all shares of Series A-1 Preferred Stock been converted into Common Stock pursuant to Section 4.1 immediately prior to such liquidation, dissolution or winding up (the amount payable pursuant to this sentence is hereinafter referred to as the “Series A-1 Liquidation Amount”). The holders of Series B Preferred Stock then outstanding shall be entitled to be paid on a senior basis to all other shares of capital stock (but on a pari passu basis with the other holders of Preferred Stock) out of the assets of the Corporation available for distribution to its stockholders before any payment shall be made to the holders of other shares of capital stock by reason of their ownership thereof, a per share amount in cash equal to the greater of (a) one (1) times the Series B Original Issue Price, plus any dividends declared but unpaid thereon and (b) such amount per share as would have been payable had all shares of Series B Preferred Stock been converted into Common Stock pursuant to Section 4.1 immediately prior to such liquidation, dissolution or winding up (the amount payable pursuant to this sentence is hereinafter referred to as the “Series B Liquidation Amount”). The holders of Series C Preferred Stock then outstanding shall be entitled to be paid on a senior basis to all other shares of capital stock (but on a pari passu basis with the other holders of Preferred Stock) out of the assets of the Corporation available for distribution to its stockholders before any payment shall be made to the holders of other shares of capital stock by reason of their ownership thereof, a per share amount in cash equal to the greater of (a) one (1) times the Series C Original Issue Price, plus any dividends declared but unpaid thereon and (b) such amount per share as would have been payable had all shares of Series C Preferred Stock been converted into Common Stock pursuant to Section 4.1 immediately prior to such liquidation, dissolution or winding up (the amount payable pursuant to this sentence is hereinafter referred to as the “Series C Liquidation Amount”). The holders of Series D Preferred Stock then outstanding shall be entitled to be paid on a senior basis to all other shares of capital stock (but on a pari passu basis with the other holders of Preferred Stock) out of the assets of the Corporation available for distribution to its stockholders before any payment shall be made to the holders of other shares of capital stock by reason of their ownership thereof, a per share amount in cash equal to the greater of (a) one and one-quarter (1.25) times the Series D Original Issue Price, plus any dividends declared but unpaid thereon and (b) such amount per share as would have been payable had all shares of Series D Preferred Stock been converted into Common Stock pursuant to Section 4.1 immediately prior to such liquidation, dissolution or winding up (the amount payable pursuant to this sentence is hereinafter referred to as the “Series D Liquidation Amount”). The holders of Series D-1 Preferred Stock then outstanding shall be entitled to be paid on a senior basis to all other shares of capital stock (but on a pari passu basis with the other holders of

Preferred Stock) out of the assets of the Corporation available for distribution to its stockholders before any payment shall be made to the holders of other shares of capital stock by reason of their ownership thereof, a per share amount in cash equal to the greater of (a) one (1) times the Series D-1 Original Issue Price, plus any dividends declared but unpaid thereon and (b) such amount per share as would have been payable had all shares of Series D-1 Preferred Stock been converted into Common Stock pursuant to Section 4.1 immediately prior to such liquidation, dissolution or winding up (the amount payable pursuant to this sentence is hereinafter referred to as the “Series D-1 Liquidation Amount”). The holders of Series E Preferred Stock and Series E-1 Preferred Stock then outstanding shall be entitled to be paid on a senior basis to all other shares of capital stock (but on a pari passu basis with the other holders of Preferred Stock) out of the assets of the Corporation available for distribution to its stockholders before any payment shall be made to the holders of other shares of capital stock by reason of their ownership thereof, a per share amount in cash equal to the greater of (a) one (1) times the Series E/E-1 Original Issue Price, plus any dividends declared but unpaid thereon and (b) such amount per share as would have been payable had all shares of Series E Preferred Stock and Series E-1 Preferred Stock been converted into Common Stock pursuant to Section 4.1 immediately prior to such liquidation, dissolution or winding up (the amount payable pursuant to this sentence is hereinafter referred to as the “Series E/E-1 Liquidation Amount”).

2.1.2                     Notwithstanding the provisions of Section 2.1.1 above, if upon any such liquidation, dissolution or winding up of the Corporation (including a Deemed Liquidation Event), the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of Preferred Stock the full amount to which they shall be entitled under Section 2.1.1 above, the assets available for distribution shall be distributed as follows:

(a)                                 first, the holders of Series A-1 Preferred Stock, the holders of Series B Preferred Stock, the holders of Series C Preferred Stock, the holders of Series D Preferred Stock, the holders of Series D-1 Preferred Stock, the holders of Series E Preferred Stock and the holders of Series E-1 Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to (1) the aggregate Original Issue Price paid for all shares of Preferred Stock (using for purposes of this calculation, one and one-quarter (1.25) times the Series D Original Issue Price in the case of shares of Series D Preferred Stock) held by such holder immediately prior to such liquidation, dissolution or winding up to (2) the aggregate Original Issue Price for all outstanding shares of Preferred Stock (using for purposes of this calculation, one and one-quarter (1.25) times the Series D Original Issue Price in the case of shares of Series D Preferred Stock) (the “Aggregate Outstanding Original Issue Price”) immediately prior to such liquidation, dissolution or winding up; provided, that, the total amount payable under this Section 2.1.2(a) shall not exceed the Aggregate Outstanding Original Issue Price; and

(b)                                 second, once an amount equal to the Aggregate Outstanding Original Issue Price is paid pursuant to 2.1.2(a) above, the remaining assets available for distribution to the stockholders shall be paid to the holders of Series A-1 Preferred Stock ratably in proportion to the (1) number of shares of Series A-1 Preferred Stock held by such holder immediately prior to such liquidation, dissolution or winding up to (2) the number of outstanding shares of Series A-1 Preferred Stock immediately prior to such liquidation, dissolution or winding up; provided, that, as a result of distributions pursuant to Section 2.1.2(a) above and this Section 2.1.2(b), the holders of shares of Series A-1 Preferred Stock shall not receive more than two (2) times the Series A-1 Original Issue Price per share.

(c)                                  The obligation to pay the Series A-1 Liquidation Amount, Series B Liquidation Amount, Series C Liquidation Amount, Series D Liquidation Amount, Series D-1 Liquidation Amount and Series E/E-1 Liquidation Amount in cash may be waived in writing by the holders of at least 55% of the outstanding shares of Preferred Stock voting together as a single class and on an as-converted basis (a “Supermajority”), provided, however, that (i) if such waiver would result in payment to the holders of Series C Preferred Stock of an amount less than one (1) times the Series C Original Issue Price in respect of such shares of Series C Preferred Stock, then such waiver shall also require the written consent of the holders of at least a majority of the outstanding shares of Series C Preferred Stock, (ii) if such waiver would result in payment to the holders of Series D Preferred Stock of an amount less than one and one-quarter (1.25) times the Series D Original Issue Price in respect of such shares of Series D Preferred Stock, then such waiver shall also require the written consent of the holders of at least 55% of the outstanding shares of Series D Preferred Stock, voting as a separate class, which holders must include each of the Accel Partners Entities that hold Series D Preferred Stock (the “Series D Supermajority”), (iii) if such waiver would result in payment to the holders of Series D-1 Preferred Stock of an amount less than one (1) times the Series D-1 Original Issue Price in respect of such shares of Series D-1 Preferred Stock, then such waiver shall also require the written consent of the holders of at least 55% of the outstanding shares of Series D-1 Preferred Stock, voting as a separate class (the “Series D-1 Supermajority”), and (iv) if such waiver would result in payment to the holders of Series E Preferred Stock or Series E-1 Preferred Stock of an amount less than one (1) times the Series E/E-1 Original Issue Price in respect of such shares of Series E Preferred Stock or Series E-1 Preferred Stock, then such waiver shall also require the written consent of the holders of at least a majority of the outstanding shares of Series E Preferred Stock and Series E-1 Preferred Stock, voting together as a separate class.

2.2                               Distribution of Remaining Assets. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation (including a Deemed Liquidation Event), after the payment of all preferential amounts required to be paid to the holders of Preferred Stock, the remaining assets of the Corporation available for distribution to its stockholders shall be distributed among the holders of Common Stock (which shall include shares of restricted Common Stock only to the extent such shares are vested), pro rata based on the number of shares held by each such holder.

2.3                               Deemed Liquidation Events.

2.3.1                     Definition. Unless waived in writing (i) by the holders of a Supermajority of the outstanding shares of Preferred Stock voting together as a single class and on an as-converted basis, (ii) in the event of a waiver with respect to a transaction that would result in payment to the holders of Series D Preferred Stock of an amount less than one and one-quarter (1.25) times the Series D Original Issue Price in respect of such shares of Series D Preferred Stock, also by the Series D Supermajority, (iii) in the event of a waiver with respect to a transaction that would result in payment to the holders of Series D-1 Preferred Stock of an amount less than one (1) times the Series D-1 Original Issue Price in respect of such shares of Series D-1 Preferred Stock, also by the Series D-1 Supermajority, and (iv) in the event of a waiver with respect to a transaction that would result in payment to the holders of Series E Preferred Stock or Series E-1 Preferred Stock of an amount less than one (1) times the Series E/E-1 Original Issue Price in respect of such shares of Series E Preferred Stock or Series E-1 Preferred Stock, also by the holders of at least a majority of the outstanding shares of Series E Preferred Stock and Series E-1 Preferred Stock, voting together as a separate class, each of the following events shall be considered a “Deemed Liquidation Event”:

(a)                                 a merger or consolidation in which (i) the Corporation is a constituent party or (ii) a subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock or other securities pursuant to such merger or consolidation, except any such merger or consolidation involving the Corporation or a subsidiary of the Corporation in which the shares of capital stock of the Corporation outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock or other equity securities that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock or other equity securities of (1) the surviving or resulting corporation, limited liability company, partnership, association, joint-stock corporation, trust or other form of business entity (each sometimes referred to herein as a “Party” or “Person”) or (2) if the surviving or resulting Party is a wholly owned subsidiary of another Party immediately following such merger or consolidation, the parent entity of such surviving or resulting Party; or

(b)                                 the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Corporation or any subsidiary of the Corporation of all or substantially all the assets of the Corporation and its subsidiaries taken as a whole, or the sale or disposition (whether by merger or otherwise) of one or more subsidiaries of the Corporation if substantially all of the assets of the Corporation and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a direct or indirect wholly owned subsidiary of the Corporation.

2.3.2                     Amount Deemed Paid or Distributed. The amount deemed paid or distributed to the holders of capital stock of the Corporation upon any liquidation, dissolution or winding up of the Corporation, including any Deemed Liquidation Event, shall be the cash or the value of the property, rights or securities paid or distributed to such holders by the Corporation or the acquiring individual or Person. The value of such property, rights or securities shall be determined in good faith by the Board of Directors of the Corporation (the “Board”), without giving effect to any discount for lack of liquidity, control or any similar matter or any transfer or other contractual or other restrictions applicable thereto.

2.3.3                     Allocation of Escrow. In the event of a Deemed Liquidation Event pursuant to Section 2.3.1(a)(i), if any portion of the consideration payable to the stockholders of the Corporation is placed into escrow and/or is payable to the stockholders of the Corporation subject to contingencies, the merger agreement for such transaction shall provide that (a) the portion of such consideration that is not placed in escrow and not subject to any contingencies (the “Initial Consideration”) shall be allocated among the holders of capital stock of the Corporation in accordance with Sections 2.1 and 2.2 as if the Initial Consideration were the only consideration payable in connection with such Deemed Liquidation Event and (b) any additional consideration which becomes payable to the stockholders of the Corporation upon release from escrow or satisfaction of contingencies shall be allocated among the holders of capital stock of the Corporation in accordance with Sections 2.1 and 2.2 after taking into account the previous payment of the Initial Consideration as part of the same transaction.

3.                                      Voting.

3.1                               General. On any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of a meeting), each holder of outstanding shares of Series A-1 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series D-1 Preferred Stock and Series E Preferred Stock (the “Voting Preferred Stock”) shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Voting Preferred Stock held by such holder are convertible pursuant to Section 4.1 as of the record date for determining stockholders entitled to vote on such matter. Except as provided by the DGCL or other applicable law or by the other provisions of this Certificate of Incorporation, holders of Voting Preferred Stock shall vote together with the holders of Common Stock as a single class on all matters. For the avoidance of doubt, the Series E-1 Preferred Stock shall be non-voting shares and shall not be entitled to vote on any matter that this Certificate of Incorporation shall specify that only the holders of Voting Preferred Stock are entitled to vote, except to the extent that the holders of Series E-1 Preferred Stock are required to vote on such matter under applicable law. For further clarity, the holders of Series E-1 Preferred Stock shall be entitled to vote on any matter for which this Certificate of Incorporation shall specify that the holders of Preferred Stock are entitled to vote, unless explicitly provided otherwise in this Certificate of Incorporation (and in such case, only unless otherwise required under applicable law). With respect to any matter on which the holders of Series E-1 Preferred Stock are entitled to vote under this Certificate of Incorporation or required to vote under applicable law, each holder of outstanding shares of Series E-1 Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Series E-1 Preferred Stock held by such holder are convertible pursuant to Section 4.1 as of the record date for determining stockholders entitled to vote on such matter.

3.2                               Election of Directors.

3.2.1                     The number of directors that constitute the Board shall be determined in the manner provided in Article VI of this Certificate of Incorporation; provided that upon a Redemption Default Event (as defined herein), the number of directors that may serve on the Board shall be expanded to such number of directors required such that the holders of a majority of the voting power of the outstanding shares of Voting Preferred Stock shall have the right, but not the obligation, exclusively and as a separate class, at any time while the Redemption Default Event is continuing, to elect a majority of the directors of the Corporation.

3.2.2                     The holders of record of at least a majority of the outstanding shares of Series A-1 Preferred Stock, exclusively and as a separate class, shall be entitled to elect three (3) directors of the Corporation (each a “Series A-1 Director” and together the “Series A-1 Directors”).

3.2.3                     The holders of record of at least a majority of the outstanding shares of Series B Preferred Stock, exclusively and as a separate class, shall be entitled to elect one (1) director of the Corporation (the “Series B Director”).

3.2.4                     The holders of record of a majority of the voting power of the outstanding shares of Common Stock and Voting Preferred Stock and of any other class or series of voting stock (excluding, for the avoidance of doubt, the Series E-1 Preferred Stock), voting together as a single class, shall be entitled to elect the balance of the total number of directors of the Corporation (the “Additional Directors”); provided, however, that upon a Redemption Default Event, the number of Additional Directors may not be increased to a number of Additional Directors in excess of the Additional Directors existing prior to the Redemption Default Event.

3.2.5                     Any director elected pursuant to Sections 3.2.2, 3.2.3 or 3.2.4 may be removed with or without cause by, and only by, the affirmative vote of the holders of the shares of capital stock entitled to elect such director or directors, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of such stockholders. If the holders of shares of a class, classes or series of capital stock fail to elect a sufficient number of directors to fill all directorships for which they are entitled to elect directors, voting pursuant to this Section 3.2, then any directorship not so filled shall remain vacant until such time as the holders of such class, classes or series of capital stock elect a person to fill such directorship by vote or written consent in lieu of a meeting; and no such directorship may be filled by the Board or the stockholders of the Corporation other than by the stockholders of the Corporation that are entitled to elect a person to fill such directorship, voting pursuant to this Section 3.2. At any meeting held for the purpose of electing a director, the presence in person or by proxy of the holders of a majority of the outstanding shares of the class or series entitled to elect such director shall constitute a quorum for the purpose of electing such director. Except as otherwise provided in this Section 3.2, a vacancy in any directorship filled by the holders of any class or series shall be filled only by vote or written consent in lieu of a meeting of the holders of such class or series or by any remaining director or directors elected by the holders of such class or series pursuant to this Section 3.2. There shall be no cumulative voting. The Corporation and each stockholder of the Corporation shall be obligated to take or cause to be taken all action necessary to ensure at all times following the Series A-1 Original Issue Date that the organizational documents of the Corporation and its subsidiaries (including this Certification of Incorporation and the Bylaws of the Corporation) are not inconsistent with or in any way limit the provisions of this Section 3.2.

3.3                               Preferred Stock Protective Provisions. The Corporation shall not, and shall not permit any subsidiary to, either directly or indirectly, by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by the DGCL or this Certificate of Incorporation) the written consent or affirmative vote of the holders of at least a Supermajority of the then outstanding shares of Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) together as a single class and on an as-converted basis:

(a)                                 liquidate, dissolve or wind-up the business and affairs of the Corporation or any subsidiary, effect any Deemed Liquidation Event or any reorganization, recapitalization, reclassification, consolidation or merger or consent to any of the foregoing;

(b)                                 make any acquisition (whether by merger, stock purchase, asset purchase or otherwise) of another business or Person involving the payment, contribution or assignment by or to the Corporation or its subsidiaries of money or assets (i) greater than $500,000 but less than $5,000,000, unless approved by the Board, including the approval of at least one Series A-1 Director, or (ii) greater than $5,000,000;

(c)                                  amend, change, waive, alter or repeal any provision of this Certificate of Incorporation or the Bylaws of the Corporation or the organizational documents of any subsidiary;

(d)                                 create, or authorize the creation of, or issue or obligate itself to issue shares of capital stock or any securities convertible or exchangeable into capital stock, including any additional class or series of capital stock or any additional shares of Preferred Stock, or any debt security (except (i) as contemplated by the Securities Purchase Agreement, dated on or about the Series E/E-1 Original Issue Date, by and among the Corporation and certain stockholders of the Corporation (as the same may be amended from time to time, the “Purchase Agreement”), (ii) for the issuance of additional shares of Common Stock pursuant to the exercise of stock options granted pursuant to stock option, stock bonus, stock incentive or similar plans that have been approved by the Board (including the approval of least one Series A-1 Director) or (iii) in the case of a direct or indirect wholly owned subsidiary of the Corporation, for the issuance of shares of capital stock or other securities to the Corporation or another direct or indirect wholly owned subsidiary of the Corporation), or increase or decrease the authorized number of shares of any class or series of capital stock or other securities or reclassify, alter or amend any security of the Corporation or any subsidiary;

(e)                                  create, or hold capital stock or other securities in, any subsidiary or other Person that is not wholly owned (whether directly or through one or more other subsidiaries) by the Corporation or permit any subsidiary to create, or authorize the creation of, or issue or obligate itself to issue shares of, any class or series of capital stock or other securities (except in the case of a direct or indirect wholly owned subsidiary of the Corporation, for the issuance of shares of capital stock or other securities to the Corporation or another direct or indirect wholly owned subsidiary of the Corporation);

(f)                                   purchase or redeem (or permit any subsidiary to purchase or redeem) or pay or declare any dividend or make any distribution on, any debt security or shares of capital stock or other securities of the Corporation or any subsidiary other than (i) as required to consummate the Redemption pursuant to Section 6, (ii) repurchases of stock from former employees, officers, directors, consultants or other persons who performed services for the Corporation or any subsidiary in connection with the cessation of such employment or service at the lower of the original purchase price or the then-current fair market value thereof, or (iii) as approved by the Board, including the approval of at least one Series A-1 Director ((i), (ii) and (iii) above together, the “Permitted Repurchases”);

(g)                                  (i) except as contemplated by the annual budget approved by the Board, including the approval of at least one Series A-1 Director, create, or authorize the creation of, or issue, or authorize the issuance of or guarantee any debt security, or permit any subsidiary to take any such action with respect to any debt security, or (ii) incur or agree to incur or enter into any agreement permitting the Corporation or its subsidiaries to incur or guarantee, indebtedness for borrowed money in excess of $10,000,000 in the aggregate, or (iii) amend, modify, waive or otherwise alter the terms of any agreement governing the terms of any material indebtedness of the Corporation or any subsidiary, unless such amendment, modification, waiver or alteration has been approved by the Board, including the approval of at least one Series A-1 Director;

(h)                                 except as permitted by the annual budget approved by the Board, including the approval of at least one Series A-1 Director, spend or commit to spend in excess of an aggregate of

$500,000 in expenditures that are or should be classified as “capital expenditures” for generally accepted accounting principles (“GAAP”) in any fiscal year;

(i)                                     increase the number of shares reserved for issuance under any of the Corporation’s 2011 Stock Incentive Plan or other stock option, stock bonus or stock incentive plans or adopt, authorize or approve any stock option, stock bonus, stock incentive or similar plan or arrangement (other than the 2011 Stock Incentive Plan) for the benefit of employees or other service providers of the Corporation or any subsidiary;

(j)                                    approve or effect any changes in the Corporation’s or any subsidiary’s accounting methods or policies (other than as required by GAAP), or change the auditors of the Corporation or any subsidiary;

(k)                                 pledge, mortgage or otherwise subject to any charge, lien, security interest or other encumbrance on all or substantially all of the assets of the Corporation or any of its subsidiaries;

(l)                                     sell, transfer or otherwise dispose of any capital stock or other securities of any direct or indirect subsidiary of the Corporation, or permit any direct or indirect subsidiary to sell, lease, transfer, exclusively license or otherwise dispose (in a single transaction or series of related transactions) of all or substantially all of the assets of such subsidiary (other than to a wholly owned subsidiary of the Corporation or its wholly owned subsidiaries);

(m)                             authorize or effect any sale, lease, transfer or other disposition of any assets of the Corporation or any subsidiary in excess of $500,000 (individually or in the aggregate), except (a) for transactions in the ordinary course of the business of the Corporation and its subsidiaries and (b) as permitted by the annual budget approved by the Board, including the approval of at least one Series A-1 Director; or

(n)                                 except as contemplated in Section 3.2.1 in connection with a Redemption Default Event to permit the election of additional directors by the holders of a majority of the outstanding shares of Voting Preferred Stock, increase or decrease the authorized number of directors constituting the Board to greater than or less than seven (7).

3.4                               Series B Preferred Stock Protective Provisions. The Corporation shall not, and shall not permit any subsidiary to, either directly or indirectly, by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by the DGCL or this Certificate of Incorporation) the written consent or affirmative vote of the holders of a majority of the then outstanding shares of Series B Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) as a separate class:

(a)                                 amend or waive any provision of this Certificate of Incorporation or the Bylaws of the Corporation so as to adversely affect the rights, powers or preferences of the Series B Preferred Stock; or

(b)                                 issue shares of, or increase or decrease the number of authorized shares of, Series B Preferred Stock.

3.5                               Series C Preferred Stock Protective Provisions. The Corporation shall not, and shall not permit any subsidiary to, either directly or indirectly, by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by the DGCL or this Certificate of Incorporation) the written consent or affirmative vote of the holders of a majority of the then outstanding shares of Series C Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) as a separate class:

(a)                                 amend or waive any provision of this Certificate of Incorporation or the Bylaws of the Corporation so as to adversely affect the rights, powers or preferences of the Series C Preferred Stock; or

(b)                                 issue shares of, or increase or decrease the number of authorized shares of, Series C Preferred Stock.

3.6                               Series D Preferred Stock Protective Provisions. The Corporation shall not, and shall not permit any subsidiary to, either directly or indirectly, by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by the DGCL or this Certificate of Incorporation) the written consent or affirmative vote of the Series D Supermajority, given in writing or by vote at a meeting, consenting or voting (as the case may be) as a separate class:

(a)                                 amend or waive any provision of this Certificate of Incorporation or the Bylaws of the Corporation so as to adversely affect the rights, powers or preferences of the Series D Preferred Stock; or

(b)                                 issue shares of, or increase or decrease the number of authorized shares of, Series D Preferred Stock.

3.7                               Series D-1 Preferred Stock Protective Provisions. The Corporation shall not, and shall not permit any subsidiary to, either directly or indirectly, by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by the DGCL or this Certificate of Incorporation) the written consent or affirmative vote of the Series D-1 Supermajority, given in writing or by vote at a meeting, consenting or voting (as the case may be) as a separate class:

(a)                                 amend or waive any provision of this Certificate of Incorporation or the Bylaws of the Corporation so as to adversely affect the rights, powers or preferences of the Series D-1 Preferred Stock; or

(b)                                 issue shares of, or increase or decrease the number of authorized shares of, Series D-1 Preferred Stock.

3.8                               Series E/E-1 Preferred Stock Protective Provisions. The Corporation shall not, and shall not permit any subsidiary to, either directly or indirectly, by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by the DGCL or this Certificate of Incorporation) the written consent or affirmative vote of the holders of at least a majority of the then outstanding shares of Series E Preferred Stock and Series E-1 Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) together as a separate class and on an as-converted to Common Stock basis:

(a)                                 amend or waive any provision of this Certificate of Incorporation or the Bylaws of the Corporation so as to adversely affect the rights, powers or preferences of the Series E Preferred Stock or Series E-1 Preferred Stock; or

(b)                                 issue shares of, or increase or decrease the number of authorized shares of, Series E Preferred Stock or Series E-1 Preferred Stock, other than (i) the issuance of shares of Series E Preferred Stock and Series E-1 Preferred Stock pursuant to the Securities Purchase Agreement and (ii) the issuance of shares of Series E Preferred Stock upon the conversion of Series E-1 Preferred Stock.

4.                                      Optional Conversion.

The holders of the Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

4.1                               Right to Convert.

4.1.1                     Conversion Ratio.

(a)                                 Generally. Each share of Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series A-1 Original Issue Price, Series B Original Issue Price, Series C

Original Issue Price, Series D Original Issue Price, Series D-1 Original Issue Price, or Series E/E-1 Original Issue Price, as applicable, by the Series A-1 Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price, Series D-1 Conversion Price, or Series E/E-1 Conversion Price, as applicable (as defined below) in effect at the time of conversion.

(b)                                 Series E-1 Preferred Stock. In addition to the rights set forth in paragraph (a) above, each share of Series E-1 Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, and in lieu of conversion into shares of Common Stock pursuant to paragraph (a) above, into one (1) fully paid and nonassessable share of Series E Preferred Stock.

(c)                                  Conversion Price. The “Series A-1 Conversion Price” shall initially be equal to $0.50. Such initial Series A-1 Conversion Price, and the rate at which shares of Series A-1 Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below. The “Series B Conversion Price” shall initially be equal to $1.405000075. Such initial Series B Conversion Price, and the rate at which shares of Series B Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below. The “Series C Conversion Price” shall initially be equal to $4.529715. Such initial Series C Conversion Price, and the rate at which shares of Series C Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below. The “Series D Conversion Price” shall initially be equal to $5.69153. Such initial Series D Conversion Price, and the rate at which shares of Series D Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below. The “Series D-1 Conversion Price” shall initially be equal to $5.69153. Such initial Series D-1 Conversion Price, and the rate at which shares of Series D-1 Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below. The “Series E/E-1 Conversion Price” shall initially be equal to $16.46136. Such initial Series E/E-1 Conversion Price, and the rate at which shares of Series E Preferred Stock and Series E-1 Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below. The “applicable Conversion Price” shall mean the Series A-1 Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series D Conversion Price, the Series D-1 Conversion Price, or the Series E/E-1 Conversion Price, as the case may be.

4.1.2                           Termination of Conversion Rights. In the event of a notice of redemption of any shares of Preferred Stock pursuant to Section 6, the Conversion Rights of the shares designated for redemption shall terminate at the close of business on the last full day preceding the date fixed for redemption, unless the Redemption Price is not fully paid on such Redemption Date, in which case the Conversion Rights for such shares shall continue until such price is paid in full. In the event of a liquidation, dissolution or winding up of the Corporation or a Deemed Liquidation Event, the Conversion Rights shall terminate at the close of business on the last full day preceding the date fixed for the payment of any such amounts distributable on such event to the holders of Preferred Stock.

4.2                               Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of a share of Common Stock, as determined in good faith by the Board. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of Preferred Stock the holder is at the time converting into Common Stock and the aggregate number of shares of Common Stock issuable upon such conversion.

4.3                               Mechanics of Conversion.

4.3.1                     Notice of Conversion. In order for a holder of Preferred Stock to voluntarily convert shares of Preferred Stock into shares of Common Stock or Series E Preferred Stock, as applicable, such holder shall surrender the certificate or certificates representing such shares of Preferred Stock (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate which agreement shall not require the posting of a bond), at the office of the transfer agent for the Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Preferred Stock represented by such certificate or certificates and, if applicable, any event on which such conversion is contingent. Such notice shall state such holder’s name or the names of the nominees in which such holder wishes the certificate or certificates representing shares of Common Stock or Series E Preferred Stock, as applicable, to be issued. For any notice containing an election of a holder to convert one or more shares of Series E-1 Preferred Stock, such notice shall additionally state whether the holder is electing to convert such shares into Series E Preferred Stock and/or Common Stock and the relative amounts thereof. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form reasonably satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney-in-fact duly authorized in writing. The close of business on the date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of such certificates (or lost certificate affidavit and agreement) and notice shall be the time of conversion (the “Conversion Time”), and the shares of Common Stock or Series E Preferred Stock, as applicable, issuable upon conversion of the shares represented by such certificate shall be deemed to be outstanding of record as of such date. The Corporation shall, promptly following the Conversion Time, (i) issue and deliver to such holder of Preferred Stock, or to his, her or its nominees, a certificate or certificates representing the number of full shares of Common Stock or Series E Preferred Stock, as applicable, issuable upon such conversion in accordance with the provisions hereof and a certificate representing the number (if any) of the shares of Preferred Stock represented by the surrendered certificate that were not converted into Common Stock or Series E Preferred Stock, as applicable, and (ii) pay in cash such amount as provided in Section 4.2 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion.

4.3.2                     Reservation of Shares. The Corporation shall at all times when the Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of the Preferred Stock, (i) such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Preferred Stock, and (ii) such number of its duly authorized shares of Series E Preferred Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series E-1 Preferred Stock; and if at any time the number of authorized but unissued shares of Series E Preferred Stock or Common Stock, as applicable, shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock or Series E-1 Preferred Stock, as applicable, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Series E Preferred Stock or Common Stock, as applicable, to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Certificate of Incorporation. Before taking any action which would cause an adjustment reducing the applicable Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted applicable Conversion Price.

4.3.3                     Effect of Conversion. All shares of Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate at the Conversion Time, except only the right of the holders thereof to receive shares of Series E Preferred Stock or Common Stock, as applicable, in exchange therefor and to receive payment in lieu of any fraction of a share otherwise issuable upon such conversion as provided in Section 4.2. Any shares of Preferred Stock so converted shall be retired and cancelled and may not be reissued as shares of such series or any other class or series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Preferred Stock accordingly.

4.3.4                     Dividend Rights. Upon an optional conversion to Common Stock pursuant to Section 4.1 or a mandatory conversion to Common Stock pursuant to Section 5.1, any dividends payable on such Preferred Stock that have been declared but remain unpaid, shall be payable to the holder of such shares of Preferred Stock being converted.

4.3.5                     Taxes. The Corporation shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of shares of Common Stock or Series E Preferred Stock, as applicable, upon conversion of shares of Preferred Stock pursuant to this Section 4. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock or Series E Preferred Stock, as applicable, in a name other than that in which the shares of Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

4.4                               Adjustments to Conversion Price for Diluting Issues.

4.4.1                     Special Definitions. For purposes of this Article IV, the following definitions shall apply:

(a)                                 “Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to Section 4.4.3 below, deemed to be issued) by the Corporation after the Series E/E-1 Original Issue Date, other than (1) the following shares of Common Stock and (2) shares of Common Stock deemed issued pursuant to the following Options and Convertible Securities (clauses (1) and (2), collectively, “Exempted Securities”):

(i)                                     shares of Common Stock issued or issuable upon conversion of outstanding shares of Preferred Stock;

(ii)                                  shares of Common Stock issued by reason of a dividend, stock split or other distribution on shares of Common Stock that is covered by Sections 4.5, 4.6, 4.7 or 4.8;

(iii)                               shares of Common Stock (or Options to subscribe for, purchase or otherwise acquire Common Stock) issued to employees or directors of, or consultants or advisors to, the Corporation or any of its subsidiaries pursuant to the 2011 Stock Incentive Plan;

(iv)                              up to an aggregate of five hundred thousand (500,000) shares of Common Stock or Options (provided such Options are limited to a right to subscribe for, purchase or otherwise acquire Common Stock) issued (as consideration for the transaction and not in connection with financing the transaction) pursuant to the acquisition of another Person by the Corporation by merger, purchase of substantially all of the assets or other reorganization or to a strategic partnership or joint venture agreement, provided, that such issuances are approved by the Board, including the approval of at least one of the Series A-1 Directors;

(v)                                 up to an aggregate of five hundred thousand (500,000) shares of Common Stock or Options (provided such Options are limited to a right subscribe for, purchase or otherwise acquire Common Stock) issued (as consideration for the transaction and not in connection with financing the transaction) to third parties providing the Corporation with equipment leases, real property leases, loans or credit lines pursuant to arrangements approved by the Board, including the approval of at least one Series A-1 Director; or

(vi)                              shares of Common Stock issued upon the closing of a Qualified Public Offering (as defined herein).

(b)                                 “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options.

(c)                                  “Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

(d)                                 “Series A-1 Original Issue Date” shall mean November 18, 2011.

(e)                                  “Series E/E-1 Original Issue Date” shall mean June 21, 2018.

4.4.2                     No Adjustment of Conversion Price. Notwithstanding the provisions of this Section 4.4, (i) no adjustment in the Series A-1 Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the holders of at least a majority of the then outstanding shares of Series A-1 Preferred Stock agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock, (ii) no adjustment in the Series B Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the holders of at least a majority of the then outstanding shares of Series B Preferred Stock agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock, (iii) no adjustment in the Series C Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the holders of at least a majority of the then outstanding shares of Series C Preferred Stock agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock, (iv) no adjustment in the Series D Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from holders constituting the Series D Supermajority agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock, (v) no adjustment in the Series D-1 Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from holders constituting the Series D-1 Supermajority agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock, and (vi) no adjustment in the Series E/E-1 Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the holders of at least a majority of the then outstanding shares of Series E Preferred Stock and Series E-1 Preferred Stock, voting together as a separate class (on an as-converted to Common Stock basis), agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock.

4.4.3                     Deemed Issue of Additional Shares of Common Stock.

(a)                                 If the Corporation at any time or from time to time after the Series E/E-1 Original Issue Date shall issue any Options or Convertible Securities (excluding Options or Convertible Securities which are themselves Exempted Securities) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.

(b)                                 If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the applicable Conversion Price pursuant to the terms of Section 4.4.4, are revised as a result of an amendment to such terms or any other adjustment (including an accreting dividend or liquidation preference that adjusts the applicable conversion rate or number of shares issuable pursuant to such Option or Convertible Security) pursuant to the provisions of such Option or Convertible Security to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Corporation upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, the applicable Conversion Price computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such applicable Conversion Price as would have been obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security. Notwithstanding the foregoing, no readjustment pursuant to this clause (b) shall have the effect of increasing the applicable Conversion Price to an amount which exceeds the lower of (i) the applicable Conversion Price in effect immediately prior to the original adjustment made as a result of the issuance of such Option or Convertible Security, or (ii) the adjusted applicable Conversion Price that would have resulted from any issuances of Additional Shares of Common Stock (other than deemed issuances of Additional Shares of Common Stock as a result of the issuance of such Option or Convertible Security) between the original adjustment date and such readjustment date.

(c)                                  If the terms of any Option or Convertible Security (excluding Options or Convertible Securities which are themselves Exempted Securities), the issuance of which did not result in an adjustment to the applicable Conversion Price pursuant to the terms of Section 4.4.4 (because the consideration per share (determined pursuant to Section 4.4.5) of the Additional Shares of Common Stock subject thereto was equal to or greater than the applicable Conversion Price then in effect), are revised after the Series E/E-1 Original Issue Date as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security to provide for either (1) any increase in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any decrease in the consideration payable to the Corporation upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended or adjusted, and the Additional Shares of Common Stock subject thereto (determined in the manner provided in Section 4.4.3(a)) shall be deemed to have been issued effective upon such increase or decrease becoming effective.

(d)                                 Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security (or portion thereof) which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the applicable Conversion Price pursuant to the terms of Section 4.4.4, the applicable Conversion Price shall be readjusted to such applicable Conversion Price as would have been obtained had such Option or Convertible Security (or portion thereof) never been issued.

(e)                                  If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, is calculable at the time such Option or Convertible Security is issued or amended but is subject to adjustment based upon subsequent events, any adjustment to the applicable Conversion Price provided for in this Section 4.4.3 shall be effected at the time of such issuance or amendment based on such number of shares or amount of consideration without regard to any provisions for subsequent adjustments (and any subsequent adjustments shall be treated as provided in clauses (b) and (c) of this Section 4.4.3). If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, cannot be calculated at all at the time such Option or Convertible Security is issued or amended, any adjustment to the applicable Conversion Price that would result under the terms of this Section 4.4.3 at the time of such issuance or amendment shall instead be effected at the time such number of shares and/or amount of consideration is first calculable (even if subject to subsequent adjustments), assuming for purposes of calculating such adjustment to the applicable Conversion Price that such issuance or amendment took place at the time such calculation can first be made.

4.4.4                     Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event the Corporation shall at any time after the Series E/E-1 Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 4.4.3), without consideration or for a consideration per share less than the applicable Conversion Price in effect immediately prior to such issue, then such applicable Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

New Conversion Price = ((A * Existing Conversion Price) + B) ÷ (A + C).

For purposes of the foregoing formula, the following definitions shall apply:

(a)                                 “A” shall mean the number of shares of Common Stock outstanding immediately prior to such issue of Additional Shares of Common Stock (treating for this purpose as outstanding (i) all shares of vested restricted stock that were issued pursuant to a stock option or stock incentive plan (which stock option or stock incentive plan was approved by the Board) prior to the issuance of Additional Shares of Common Stock resulting in the adjustment to the Existing Conversion Price, (ii) all shares of Common Stock issuable upon exercise of outstanding vested and unexercised Options that were issued pursuant to a stock option or stock incentive plan (which stock option or stock incentive plan was approved by the Board) prior to the issuance of Additional Shares of Common Stock resulting in the adjustment to the Existing Conversion Price, but only to the extent such vested and unexercised Options have an exercise price that is less than the per share consideration received in connection with the issuance of Additional Shares of Common Stock resulting in an adjustment pursuant to this Section 4.4.4, and (iii) without duplication and subject to clauses (i) and (ii), all other shares of Common Stock outstanding immediately prior to such issue or upon conversion or exchange of Convertible Securities (including the Preferred Stock) outstanding immediately prior to such issue);

(b)                                 “B” shall mean the consideration, if any, received by the Corporation for such issuance of Additional Shares of Common Stock resulting in the adjustment to the Existing Conversion Price;

(c)                                  “C” shall mean the number of such Additional Shares of Common Stock issued or deemed issued in such transaction;

(d)                                 “Existing Conversion Price” shall mean the applicable Conversion Price in effect immediately prior to such issue of Additional Shares of Common Stock; and

(e)                                  “New Conversion Price” shall mean the applicable Conversion Price in effect immediately after such issue of Additional Shares of Common Stock.

4.4.5                           Determination of Consideration. For purposes of this Section 4.4, the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

(a)                                 Cash and Property. Such consideration shall:

(i)                                     insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation, excluding amounts paid or payable for accrued interest;

(ii)                                  insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board; and

(iii)                               in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (i) and (ii) above, as determined in good faith by the Board.

(b)                                 Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 4.4.3, relating to Options and Convertible Securities, shall be determined by dividing:

(i)                                     the total amount, if any, received or receivable by the Corporation as consideration for the issuance of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(ii)                                  the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

4.4.6                     Multiple Closing Dates. In the event the Corporation shall issue on more than one date Additional Shares of Common Stock that are a part of one transaction or a series of related transactions and that would result in an adjustment to the applicable Conversion Price pursuant to the terms of Section 4.4.4 then, upon the final such issuance, the applicable Conversion Price shall be readjusted to give effect to all such issuances as if they occurred on the date of the first such issuance (and without giving effect to any additional adjustments as a result of any such subsequent issuances within such period).

4.5                               Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the Series E/E-1 Original Issue Date effect a subdivision of the outstanding Common Stock, the applicable Conversion Price in effect immediately before that subdivision shall be proportionately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding. If the Corporation shall at any time or from time to time after the Series E/E-1 Original Issue Date combine the outstanding shares of Common Stock, the applicable Conversion Price in effect immediately before the combination shall be proportionately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in the aggregate number of shares of Common Stock outstanding. Any adjustment under this subsection shall become effective at the close of business on the date the subdivision or combination becomes effective.

4.6                               Adjustment for Certain Dividends and Distributions. In the event the Corporation at any time or from time to time after the Series E/E-1 Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable on the Common Stock in additional shares of Common Stock, then and in each such event the applicable Conversion Price in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the applicable Conversion Price then in effect by a fraction:

(1)                                 the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(2)                                 the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

Notwithstanding the foregoing, (a) if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the applicable Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the applicable Conversion Price shall be adjusted pursuant to this subsection as of the time of actual payment of such dividends or distributions; and (b) no such adjustment shall be made if the holders of Series A-1 Preferred Stock, the holders of Series B Preferred Stock, the holders of Series C Preferred Stock, the holders of Series D Preferred Stock, the holders of Series D-1 Preferred Stock, the holders of Series E Preferred Stock and the holders of Series E-1 Preferred Stock simultaneously receive a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of Preferred Stock had been converted into Common Stock pursuant to Section 4.1 on the date of such event.

4.7                               Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time after the Series E/E-1 Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation (other than a distribution of shares of Common Stock in respect of outstanding shares of Common Stock) or in other property and the provisions of Section 1 do not apply to such dividend or distribution, then and in each such event the holders of Preferred Stock shall receive, simultaneously with the distribution to the holders of Common Stock, a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding shares of Preferred Stock had been converted into Common Stock pursuant to Section 4.1 on the date of such event.

4.8                               Adjustment for Merger or Reorganization, etc. Subject to, and without limiting, the provisions of Section 2, including Section 2.3, if there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Corporation in which the Common Stock is converted into or exchanged for securities, cash or other property (other than a transaction covered by Sections 4.4, 4.6, 4.7 or a Deemed Liquidation Event (which shall be governed by Section 2)), then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each share of Preferred Stock shall thereafter be convertible in lieu of the Common Stock into which it was convertible prior to such event into the kind and amount of securities, cash or other property which a holder of the number of shares of Common Stock of the Corporation issuable upon conversion of one share of Preferred Stock immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board) shall be made in the application of the provisions in this Section 4 with respect to the rights and interests thereafter of the holders of the Preferred Stock, to the end that the provisions set forth in this Section 4 (including provisions with respect to changes in and other adjustments of the applicable Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the Preferred Stock. If the transaction is approved by holders of a Supermajority of the outstanding shares of Preferred Stock, voting together as a separate class, each holder of Preferred Stock shall be deemed to have waived the right, if any, of any such holder to seek an appraisal of his, her or its shares of Preferred Stock pursuant to Section 262 of the DGCL in connection with such transaction.

4.9                               Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the applicable Conversion Price pursuant to this Section 4, the Corporation at its expense shall, as promptly as reasonably practicable thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Preferred Stock a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property into which the Preferred Stock is convertible) and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, as promptly as reasonably practicable after the written request at any time of any holder of Preferred Stock (but in any event not later than 10 days thereafter), furnish or cause to be furnished to such holder a certificate setting forth (i) the applicable Conversion Price then in effect, and (ii) the number of shares of Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the conversion of Preferred Stock.

4.10                        Notice of Record Date. In the event the Corporation shall take a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon conversion of the Preferred Stock) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security; or of any capital reorganization of the Corporation, any reclassification of the Common Stock of the Corporation, or any Deemed Liquidation Event; or of the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation, then, and in each such case, the Corporation will send or cause to be sent to the holders of the Preferred Stock a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is proposed to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon the conversion of the Preferred Stock) shall be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Preferred Stock and the Common Stock. Such notice shall be sent as promptly as practicable prior to the record date or effective date for the event specified in such notice.

5.                                      Mandatory Conversion.

5.1                               Trigger Events.

5.1.1                     Immediately prior to either (a) the closing of the sale of shares of Common Stock to the public on the New York Stock Exchange, the NASDAQ Global Market or other internationally recognized stock exchange which places a pre-money valuation immediately prior to the initial public offering of the Corporation of the Common Stock of at least $400 million, in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in at least $75 million of proceeds, net of the underwriting discount and commissions, to the Corporation and/or the selling stockholders (a “Qualified Public Offering”) or (b) the date and time, or the occurrence of an event, specified by vote or written consent of the holders of at least a Supermajority of the then outstanding shares of Preferred Stock (the time of such closing or the date and time specified or the time of the event specified in such vote or written consent is referred to herein as the “Mandatory Conversion Time”), each outstanding share of Preferred Stock shall automatically be converted into the number of shares of Common Stock equal to the number of shares of Common Stock into which such share of Preferred Stock is convertible pursuant to Section 4.1, plus, if such conversion is in connection with a Qualified Public Offering, then in lieu of any dividends payable pursuant to Section 4.3.4, such additional number of shares of Common Stock equal to the quotient obtained by dividing (x) an amount per share equal to the dividends payable on such Preferred Stock that have been declared but remain unpaid, by (y) the gross per share initial public offering price (before deducting the underwriting discount and commissions) of Common Stock.

5.1.2                           Notwithstanding Section 5.1.1 above, the Series C Preferred Stock shall not be subject to mandatory conversion pursuant to this section unless (a) the holders of a majority of the outstanding shares of Series C Preferred Stock have consented to mandatory conversion of all shares of Series C Preferred Stock or (b) the mandatory conversion is in connection with (i) a Qualified Public Offering in which the price per share of the securities sold to the public is equal to or greater than one (1) times the Series C Original Issue Price or (ii) a Deemed Liquidation Event that results in the payment of consideration to the holders of Series C Preferred Stock of an amount equal to or greater than one (1) times the Series C Original Issue Price in respect of such shares of Series C Preferred Stock.

5.1.3                           Notwithstanding Section 5.1.1 above, the Series D Preferred Stock shall not be subject to mandatory conversion pursuant to this section unless (a) holders constituting the Series D Supermajority have consented to mandatory conversion of all shares of Series D Preferred Stock or (b) the mandatory conversion is in connection with (i) a Qualified Public Offering in which the price per share of the securities sold to the public is equal to or greater than one and one-quarter (1.25) times the Series D Original Issue Price or (ii) a Deemed Liquidation Event that results in the payment of consideration to the holders of Series D Preferred Stock of an amount equal to or greater than one and one-quarter (1.25) times the Series D Original Issue Price in respect of such shares of Series D Preferred Stock.

5.1.4                           Notwithstanding Section 5.1.1 above, the Series D-1 Preferred Stock shall not be subject to mandatory conversion pursuant to this section unless (a) holders constituting the Series D-1 Supermajority have consented to mandatory conversion of all shares of Series D-1 Preferred Stock or (b) the mandatory conversion is in connection with (i) a Qualified Public Offering in which the price per share of the securities sold to the public is equal to or greater than one (1) times the Series D-1 Original Issue Price or (ii) a Deemed Liquidation Event that results in the payment of consideration to the holders of Series D-1 Preferred Stock of an amount equal to or greater than one (1) times the Series D-1 Original Issue Price in respect of such shares of Series D-1 Preferred Stock.

5.1.5                           Notwithstanding Section 5.1.1 above, the Series E Preferred Stock and Series E-1 Preferred Stock shall not be subject to mandatory conversion pursuant to this section unless (a) holders of a majority of the outstanding shares of Series E Preferred Stock and Series E-1 Preferred Stock, voting together as a separate class, have consented to mandatory conversion of all shares of Series E Preferred Stock and Series E-1 Preferred Stock or (b) the mandatory conversion is in connection with (i) a Qualified Public Offering in which all outstanding shares of Preferred Stock of the Company are converted into Common Stock or (ii) a Deemed Liquidation Event that results in the payment of consideration to the holders of Series E Preferred Stock and Series E-1 Preferred Stock of an amount equal to or greater than one (1) times the Series E/E-1 Original Issue Price in respect of such shares of Series E Preferred Stock and Series E-1 Preferred Stock.

5.2                               Procedural Requirements. All holders of record of shares of Preferred Stock shall be sent written notice of the Mandatory Conversion Time and the place designated for mandatory conversion of all such shares of Preferred Stock pursuant to this Section 5. Such notice need not be sent in advance of the occurrence of the Mandatory Conversion Time. Promptly following receipt of such notice, each holder of shares of Preferred Stock shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate which agreement shall not require the posting of a bond) to the Corporation at the place designated in such notice. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. All rights with respect to the Preferred Stock converted pursuant to Section 5.1, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock), will terminate at the Mandatory Conversion Time (notwithstanding the failure of the holder or holders thereof to surrender the certificates at or prior to such time), except only the rights of the holders thereof, upon surrender of their certificate or certificates (or lost certificate affidavit and agreement) therefor, to receive the items provided for in the next sentence of this Section 5.2. As soon as practicable after the Mandatory Conversion Time and the surrender of the certificate or certificates (or lost certificate affidavit and agreement) for Preferred Stock, the Corporation shall issue and deliver to such holder, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof, together with cash as provided in Section 4.2 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion. Such converted Preferred Stock shall be retired and cancelled and may not be reissued as shares of such series or any other class or series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Preferred Stock accordingly.

6.                                      Redemption.

6.1                               At any time on or after the date that is the twelfth (12th) anniversary of the Series A-1 Original Issue Date, upon written notice (a “Redemption Request”) from the holders of at least a Supermajority of the then outstanding shares of Preferred Stock (the “Redeeming Holders”), the Redeeming Holders shall have the right to require that all (but not less than all) of the outstanding shares of Preferred Stock be redeemed by the Corporation for cash at a per share price equal to the greater of (I) for each series of Preferred Stock, the Original Issue Price for such series of Preferred Stock, plus any dividends declared but unpaid thereon or (II) seventy-five percent (75%) of the Fair Market Value (as defined below) of such series of Preferred Stock measured as of the FMV Determination Date (as defined below) (the “Redemption Price”); provided, however, in the event of an Intervening Liquidity Event (as defined herein), if the Redeeming Holders would be entitled to receive pursuant to Section 2 herein an amount per share of Preferred Stock that is greater than the per share Redemption Price, the Redemption Price shall be deemed to be the amount payable pursuant to Section 2 herein. The date of redemption pursuant to this Section 6 shall occur on the following dates (each a “Redemption Date” and collectively the “Redemption Dates”): (a) fifty percent (50%) of the Redemption Price shall be paid by the Corporation on a date that is not more than ninety (90) days after receipt by the Corporation of the Redemption Request; and (b) fifty percent (50%) of the Redemption Price shall be paid by the Corporation on a date that is not more than three hundred sixty five days (365) days after receipt by the Corporation of the Redemption Request; provided, however, that in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation (including a Deemed Liquidation Event) that occurs or is consummated prior to payment in full of the entire Redemption Price (an “Intervening Liquidity Event”), the Redemption Date shall be accelerated to the date of such voluntary or involuntary liquidation, dissolution or winding up of the Corporation (including a Deemed Liquidation Event). On the applicable Redemption Date, the Corporation shall redeem, on a pro rata basis in accordance with the number of shares of Preferred Stock owned by each holder, the number of outstanding shares of Preferred Stock required to be redeemed on such Redemption Date. If the Corporation does not have sufficient funds to redeem on any Redemption Date all shares of Preferred Stock to be redeemed on that Redemption Date, the Corporation shall redeem a pro rata portion of each holder’s shares of such capital stock out of available funds (which shall include available borrowings), based on the respective amounts which would otherwise be payable in respect of the shares to be redeemed if the funds were sufficient to redeem all such shares, and shall redeem the remaining shares to have been redeemed as soon as the Corporation has available funds; provided, however, that in the event any shares of Preferred Stock that were requested to be redeemed in the Redemption Request are not so redeemed on the applicable Redemption Date (such event, a “Redemption Default Event”), in addition to, and without limiting in any manner, any and all other rights and remedies of the Redeeming Holders, the holders of a majority of the voting power of the outstanding shares of Voting Preferred Stock shall have the right, but not the obligation, exclusively and as a separate class, at any time while the Redemption Default Event is continuing, to appoint and elect a majority of the directors of the Corporation. The Corporation and each stockholder of the Corporation shall be obligated to take or cause to be taken all action necessary to ensure at all times following the Series E/E-1 Original Issue Date that the organizational documents of the Corporation and its subsidiaries (including this Certification of Incorporation and the Bylaws of the Corporation) are not inconsistent with or in any way limit the provisions of this Section 6. As used herein, “Fair Market Value” means the per share amount that a holder of a share of Preferred Stock would be entitled to receive under this Certificate of Incorporation assuming a sale of all of the assets and liabilities of the Corporation and its subsidiaries, taken as a whole, valued as a going concern, for cash in an arms’ length transaction between a willing buyer and a willing seller under no compulsion to sell, without giving effect to any discount for lack of liquidity, control or any similar matter or any transfer or other contractual or other restrictions applicable thereto and without any discount applied because the transaction is conducted in the context of the exercise of a redemption right, and, to the extent information is available, reflecting the fully distributed value of comparable public companies and precedent M&A transactions. As used herein, “Designated Stockholder” means the Redeeming Holder that holds the most shares of Preferred Stock within the group of all Redeeming Holders. As used herein, “FMV Determination Date” means the date of delivery of the Redemption Request to the Corporation; provided, however, in the event the Corporation fails to redeem the shares of Preferred Stock required to be redeemed on the applicable Redemption Date, the FMV Agent (as defined below) shall have the right to require that a second determination of Fair Market Value be made as of any date during which the Corporation is in breach and if such second determination results in a Fair Market Value that is higher than the original Fair Market Value, the Redemption Price shall be determined by reference to such higher Fair Market Value.

6.2                               FMV Determination Process. Unless waived in writing by the Designated Stockholder, the Board shall be obligated to determine the Fair Market Value following receipt by the Corporation of the Redemption Request and such Fair Market Value shall be determined in accordance with the following procedures:

6.2.1                     the FMV Agent and the Board shall attempt to determine the Fair Market Value of the Preferred Stock through good faith negotiation commenced promptly (and in any event, within five (5) business days) after the delivery of the Redemption Request to the Corporation;

6.2.2                     if the FMV Agent and the Board cannot agree as to the Fair Market Value within fifteen (15) business days after beginning such negotiations, then the FMV Agent and the Board shall promptly and jointly appoint an independent, nationally-recognized investment bank with expertise valuing businesses with business lines similar to that of the Corporation and its subsidiaries;

6.2.3                     if the FMV Agent and the Board cannot agree on the appointment of such investment bank within an additional ten (10) business days, then an independent, nationally-recognized investment bank chosen by the FMV Agent and the Corporation’s independent, nationally-recognized investment bank shall jointly appoint such an independent, nationally-recognized investment bank with expertise valuing businesses with business lines similar to that of the Corporation and its subsidiaries (the investment bank appointed by the FMV Agent and the Board, or their respective investment banks, as the case may be, the “Valuer”);

6.2.4                     the cost and expenses of the Valuer shall be split evenly by the Corporation and the holders of Preferred Stock, with each holder of Preferred Stock paying its pro rata share of the total amount due by all the holders of Preferred Stock (based on the number of shares of Preferred Stock subject to redemption); and

6.2.5                     the Valuer shall independently determine the Fair Market Value of Preferred Stock as of the FMV Determination Date (the “FMV Determination”); provided, that the FMV Agent and the Board shall require the Valuer to make the FMV Determination within thirty (30) calendar days from the date of the Valuer’s selection and the FMV Determination of the Valuer shall be final and binding upon the holders of the Preferred Stock and the Corporation.

If the FMV Determination is submitted to a Valuer for determination, then (i) the FMV Agent and the Corporation (including the Board) shall execute any agreement(s) reasonably required by the Valuer to accept their engagement pursuant to this Section 6, (ii) the Corporation shall promptly furnish or cause to be furnished to the Valuer such work papers and other documents and information relating to the computation of Fair Market Value as the Valuer may reasonably request and are available in the ordinary course of business, and (iii) each of the FMV Agent and the Corporation shall be afforded the opportunity to present to such Valuer, with a copy to the other party, any other written material relating to the computation of the Fair Market Value.

6.3                               FMV Agent. Notwithstanding anything to the contrary set forth in this Certificate of Incorporation, each holder of Preferred Stock hereby irrevocably appoints the Designated Stockholder to act as its sole and exclusive agent (in such capacity, the “FMV Agent”) (i) to determine the Fair Market Value on behalf of all holders of Preferred Stock and (ii) otherwise to take any action that may be necessary or desirable, as determined by the FMV Agent in its sole discretion, on behalf of the all holders of Preferred Stock in connection with any determination of Fair Market Value or other actions to be taken by the FMV Agent as provided hereby, including the retention of financial, legal or other advisors in connection therewith (and such holders of Preferred Stock shall not be entitled to participate in such determinations with the Corporation and the FMV Agent). Each holder of Preferred Stock (A) shall be bound by the Fair Market Value determination resulting from the FMV Agent’s participation in the determination of Fair Market Value in accordance with this Section 6, (B) shall reimburse the FMV Agent promptly (and, in any event, within five (5) business days following receipt from the FMV Agent of a written request therefor) for its pro rata share (based on the number of shares of Preferred Stock subject to redemption) of any reasonable out-of-pocket fees, costs or expenses incurred by the FMV Agent in connection with the performance of its duties hereunder, including the fees, costs and expenses of any financial, legal or other advisor retained by the FMV Agent in connection therewith, and (C) agrees that neither the FMV Agent nor any affiliate, employee, officer or director thereof shall be liable to any holder of Preferred Stock or any affiliate thereof for any good faith act or omission of the FMV Agent (or any such affiliate, employee, officer or director thereof) in its capacity as FMV Agent hereunder, and each such holder hereby unconditionally and irrevocably releases the FMV Agent and each such affiliate, employee, officer or director thereof from any and all claims, causes of action and other liabilities and obligations of any kind arising from or in connection with the performance by the FMV Agent of its obligations or duties hereunder unless a court of competent jurisdiction shall determine in a final and non-appealable judgment that any act or omission of the FMV Agent (or any affiliate, employee, officer or director thereof) was taken or not taken, as the case may be, other than in good faith. The Corporation may rely on actions taken by the FMV Agent pursuant to the foregoing appointment and authority until the receipt by the Corporation of written notice of the appointment of a successor FMV Agent upon not less than ten (10) business days’ prior written notice from the FMV Agent to the Corporation. The FMV Agent may resign from its capacity as such at any time upon delivery of ten (10) business day’s written notice to the Corporation and the Redeeming Holders. If the FMV Agent shall resign from its capacity as such as provided in the immediately preceding sentence, the successor FMV Agent shall be appointed by the Redeeming Holders holding a majority of the outstanding shares of Preferred Stock held by all such Redeeming Holders (excluding shares of Preferred Stock held by resigning FMV Agent) and following such appointment such successor FMV Agent shall be the FMV Agent for all purposes hereof until such successor FMV Agent shall resign from its capacity as such in accordance with the terms set forth herein. The holders of Preferred Stock shall not have any authority to replace the FMV Agent.

6.4                               Redemption Notice. The Corporation shall send written notice of the mandatory redemption (the “Redemption Notice”) to each holder of record of Preferred Stock as promptly as practicable prior to the applicable Redemption Date. The Redemption Notice shall state:

(a)                                 the number of shares of Preferred Stock held by the holder that the Corporation shall redeem on the applicable Redemption Date specified in the Redemption Notice;

(b)                                 the Redemption Date and the Redemption Price; and

(c)                                  that the holder is to surrender to the Corporation, in the manner and at the place designated, his, her or its certificate or certificates representing the shares of Preferred Stock to be redeemed.

6.5                               Revocation Right. Notwithstanding anything in this Section 6 to the contrary, the Designated Stockholder shall be entitled to withdraw the Redemption Request (which shall be deemed to include a withdrawal of the Redemption Request on behalf of all holders of Preferred Stock) by written notice (a “Redemption Request Withdrawal”) to Corporation and the other Redeeming Holders at any time up to the date that is ten (10) days after the date the Fair Market Value is determined in accordance with Section 6.2 and provided to the Redeeming Holders. If the Designated Stockholder delivers a Redemption Request Withdrawal, (i) none of the Redeeming Holders shall deliver a Redemption Request pursuant to this Section 6 for a period of at least twelve (12) months from the date on which such Redemption Request Withdrawal is delivered to the Corporation; and (ii) the Redeeming Holders shall pay on a proportionate basis any reasonable out-of-pocket fees, costs or expenses payable to the Valuer by the Corporation in connection with the performance of its duties hereunder; provided, however, unless the prior written consent of the FMV Agent is obtained, the maximum amount payable by the Redeeming Holders in the aggregate shall not exceed $500,000.

6.6                               Surrender of Certificates; Payment. On or before the applicable Redemption Date, each holder of shares of Preferred Stock to be redeemed on such Redemption Date, unless such holder has exercised his, her or its right to convert such shares as provided in Section 4.1, shall surrender the certificate or certificates representing such shares (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate which agreement shall not require the posting of a bond) to the Corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof. In the event less than all of the shares of Preferred Stock represented by a certificate are redeemed, a new certificate representing the unredeemed shares of Preferred Stock shall promptly be issued by the Corporation to such holder or their designee.

6.7                               Rights Prior to Redemption. If the Redemption Notice shall have been duly given, all rights with respect to the outstanding shares of Preferred Stock shall continue until the Redemption Price payable upon redemption of the shares of Preferred Stock to be redeemed on the applicable Redemption Date is paid or tendered for payment in full or deposited in full with an independent payment agent so as to be available therefor in a timely manner for payment to such holders.

6.8                               Rights Subsequent to Redemption. If the Redemption Notice shall have been duly given, and if on the Redemption Date the Redemption Price payable upon redemption of the shares of Preferred Stock to be redeemed on such Redemption Date is paid or tendered for payment in full or deposited in full with an independent payment agent so as to be available therefor in a timely manner, then notwithstanding that the certificates evidencing any of the shares of Preferred Stock so called for redemption shall not have been surrendered, all rights with respect to such shares shall forthwith after the applicable Redemption Date terminate with respect to the shares so redeemed, except only the right of the holders to receive the Redemption Price.

6.9                               Costs. The Corporation agrees to pay all reasonable costs of collection by the holders of Preferred Stock that delivered the Redemption Request of any amounts due hereunder arising as a result of any default by the Corporation hereunder, including, without limitation, attorneys’ fees and expenses.

7.                                      Redeemed or Otherwise Acquired Shares. Any shares of Preferred Stock that are redeemed or otherwise acquired by the Corporation or any of its subsidiaries shall be automatically and immediately cancelled and retired and shall not be reissued, sold or transferred. Neither the Corporation nor any of its subsidiaries may exercise any voting or other rights granted to the holders of Preferred Stock following the redemption or any other acquisition of shares of Preferred Stock.

8.                                      Waiver. Any of the rights, powers, preferences and other terms of the Preferred Stock set forth herein may be waived on behalf of all holders of Preferred Stock by the affirmative written consent or vote of the holders of at least a Supermajority of the shares of Preferred Stock then outstanding, and such waiver shall be binding on all holders of Preferred Stock whether or not such holders of Preferred Stock consent; provided, however, that any of the rights, powers, preferences and other terms of the Series C Preferred Stock that are set forth herein may only be waived by the affirmative written consent or vote of the holders of at least a majority of the Series C Preferred Stock then outstanding; provided, further, that any of the rights, powers, preferences and other terms of the Series D Preferred Stock that are set forth herein may only be waived by the affirmative written consent or vote of holders constituting the Series D Supermajority; provided, further, that any of the rights, powers, preferences and other terms of the Series D-1 Preferred Stock that are set forth herein may only be waived by the affirmative written consent or vote of holders constituting the Series D-1 Supermajority; and provided, further, that any of the rights, powers, preferences and other terms of the Series E Preferred Stock or Series E-1 Preferred Stock that are set forth herein may only be waived by the affirmative written consent or vote of holders constituting the holders of at least a majority of the then outstanding shares of Series E Preferred Stock and Series E-1 Preferred Stock, voting together as a separate class and on an as-converted to Common Stock basis.

9.                                      Preemptive Rights. No stockholder of the Corporation shall have a right to purchase shares of capital stock or other securities of the Corporation sold or issued by the Corporation except to the extent that such a right may from time to time be set forth in a written agreement between the Corporation and such stockholder, including a stockholders agreement among the Corporation and the stockholders identified therein.

10.                               Notices. Any notice required or permitted by the provisions of this Article IV to be given to a holder of shares of Preferred Stock shall be mailed, postage prepaid, to the post office address last shown on the records of the Corporation, or given by electronic communication in compliance with the provisions of the DGCL, and shall be deemed sent upon such mailing or electronic transmission.

ARTICLE V

Subject to any additional vote required by this Certificate of Incorporation or Bylaws of the Corporation, in furtherance and not in limitation of the powers conferred by the DGCL, the Board is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the Corporation.

ARTICLE VI

Subject to any additional vote required by this Certificate of Incorporation, the number of directors of the Corporation shall be determined in the manner set forth in the Bylaws of the Corporation.

ARTICLE VII

Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

ARTICLE VIII

Meetings of stockholders may be held within or outside the State of Delaware, as the Bylaws of the Corporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board or in the Bylaws of the Corporation.

ARTICLE IX

To the fullest extent permitted by law, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the DGCL or any other applicable law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended or such other applicable laws.

Any amendment, repeal or modification of the foregoing provisions of this Article IX, or the adoption of any provision of the Certificate of Incorporation of the Corporation inconsistent with this Article IX, by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director occurring prior to, such amendment, repeal, modification or adoption.

ARTICLE X

The following indemnification provisions shall apply to the persons enumerated below.

1.                                      Right to Indemnification of Directors and Officers. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (an “Indemnified Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans (collectively, “Another Enterprise”), against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Indemnified Person in such Proceeding. Notwithstanding the preceding sentence, except as otherwise provided in Section 3 of this Article X, the Corporation shall be required to indemnify an Indemnified Person in connection with a Proceeding (or part thereof) commenced by such Indemnified Person only if the commencement of such Proceeding (or part thereof) by the Indemnified Person was authorized in advance by the Board.

2.                                      Advancement of Expenses.

(a)                                 The Corporation shall pay the expenses (including attorneys’ fees) incurred by an Indemnified Person who is or was a non-employee director of the Corporation or while a non-employee director of the Corporation, is or was serving at the request of the Corporation as a director of Another Enterprise in defending any Proceeding in advance of its final disposition; provided, however, that such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by such person to repay all amounts advanced if it should ultimately be determined that such person is not entitled to be indemnified under this Article X or otherwise.

(b)                                 The Corporation may (but shall not be required to) pay the expenses (including attorneys’ fees) incurred by an Indemnified Person who does not meet the criteria set forth in clause (a) above in defending any Proceeding in advance of its final disposition; provided, however, that such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by such person to repay all amounts advanced if it should ultimately be determined that such person is not entitled to be indemnified under this Article X or otherwise; provided, further, that the ultimate determination of entitlement to advance to Indemnified Persons pursuant to this Section 2(b) shall be made in such manner as is determined by the Board in its sole discretion.

3.                                      Claims by Directors and Officers. If a claim for indemnification or advancement of expenses under this Article X is not paid in full within 30 days after a written claim therefor by the person entitled to indemnification or advancement, as applicable, has been received by the Corporation, such person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that such person is not entitled to the requested indemnification or advancement of expenses under applicable law.

4.                                      Indemnification of Employees and Agents. The Corporation may indemnify and advance expenses to any person who was or is made or is threatened to be made or is otherwise involved in any Proceeding by reason of the fact that such person, or a person for whom such person is the legal representative, is or was an employee or agent of the Corporation or, while an employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of Another Enterprise, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such person in connection with such Proceeding. The ultimate determination of entitlement to indemnification of persons who are non-director or officer employees or agents shall be made in such manner as is determined by the Board in its sole discretion.

5.                                      Advancement of Expenses of Employees and Agents. The Corporation may (but shall not be required to) pay the expenses (including attorneys’ fees) incurred by an employee or agent in defending any Proceeding in advance of its final disposition on such terms and conditions as may be determined by the Board; provided, however, that such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the employee or agent to repay all amounts advanced if it should ultimately be determined that the employee or agent is not entitled to be indemnified under this Article X or otherwise; provided, further, that the ultimate determination of entitlement to advance to pursuant to this Section 5 shall be made in such manner as is determined by the Board in its sole discretion.

6.                                      Non-Exclusivity of Rights. The rights conferred on any person by this Article X shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation or the Bylaws of the Corporation, agreement, vote of stockholders or disinterested directors or otherwise.

7.                                      Insurance. The Board may, to the full extent permitted by applicable law as it presently exists, or may hereafter be amended from time to time, authorize an appropriate officer or officers to purchase and maintain at the Corporation’s expense insurance: (a) to indemnify the Corporation for any obligation which it incurs as a result of the indemnification of directors, officers, agents and employees under the provisions of this Article X; and (b) to indemnify or insure directors, officers, agents and employees against liability in instances in which they may not otherwise be indemnified by the Corporation under the provisions of this Article X.

8.                                      Amendment or Repeal. The rights to indemnification and advancement of expenses conferred upon any current or former director or officer of the Corporation pursuant to this Article X (whether by reason of the fact that such person is or was a director or officer of the Corporation, or while serving as a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of Another Enterprise) shall be contract rights, shall vest when such person becomes a director or officer of the Corporation, and shall continue as vested contract rights even if such person ceases to be a director or officer of the Corporation. Any amendment, repeal or modification of, or adoption of any provision inconsistent with, this Article X (or any provision hereof) shall not adversely affect any right to indemnification or advancement of expenses granted to any person pursuant hereto with respect to any act or omission of such person occurring prior to the time of such amendment, repeal, modification or adoption (regardless of whether the Proceeding relating to such acts or omissions, or any proceeding relating to such person’s rights to indemnification or to advancement of expenses, is commenced before or after the time of such amendment, repeal, modification or adoption), and any such amendment, repeal, modification or adoption that would adversely affect such person’s rights to indemnification or advancement of expenses hereunder shall be ineffective as to such person, except with respect to any threatened, pending or completed Proceeding that relates to or arises from (and only to the extent such Proceeding relates to or arises from) any act or omission of such person occurring after the effective time of such amendment, repeal, modification or adoption. The rights provided hereunder shall inure to the benefit of any Indemnified Person and such person’s heirs, executors and administrators.

ARTICLE XI

In recognition that each Principal Stockholder (as defined below) and their respective Representatives (as defined below) currently have, and may in the future have or may consider acquiring, investments in corporations, limited liability companies, partnerships, associations, joint-stock corporations, trusts or other forms of business entity with respect to which each Principal Stockholder or their respective Representatives may serve as an advisor, a director or in some other capacity, and in recognition that each Principal Stockholder and their respective Representatives may have myriad duties to various investors and partners, and in anticipation that the Corporation and its subsidiaries, on the one hand and each of the Principal Stockholders, on the other hand, may engage in the same or similar activities or lines of business and have an interest in the same areas of corporate opportunities, and in recognition of the benefits to be derived by the Corporation hereunder and in recognition of the difficulties which may confront any advisor who desires and endeavors fully to satisfy such advisor’s duties in determining the full scope of such duties in any particular situation, the provisions of this Article XI are set forth to regulate, define and guide the conduct of certain affairs of the Corporation as they may involve such Principal Stockholder. Except as a Principal Stockholder may otherwise agree in writing after the date hereof:

(a)                                 Such Principal Stockholder and its respective Representatives shall have the right: (A) to directly or indirectly engage in any security software business activities or lines of business that are the same as or similar to those pursued by, or competitive with, the Corporation and its subsidiaries, (B) to directly or indirectly do business with any client or customer of the Corporation and its subsidiaries, (C) to take any other action that such Principal Stockholder believes in good faith is necessary to or appropriate to fulfill its obligations as described in the first sentence of this Article XI, and (D) not to present potential transactions, matters or business opportunities to the Corporation or any of its subsidiaries, and to pursue, directly or indirectly, any such opportunity for itself, and to direct any such opportunity to another person.

(b)                                 Such Principal Stockholder and its Representatives shall have no duty (contractual or otherwise) to communicate or present any corporate opportunities to the Corporation or any of its stockholders, subsidiaries or affiliates or to refrain from any actions specified in this Article XI, and the Corporation, on its own behalf and on behalf of its stockholders, subsidiaries and affiliates, hereby renounces and waives any right to require such Principal Stockholder or any of its Representatives to act in a manner inconsistent with the provisions of this Article XI.

(c)                                  None of the Principal Stockholders, nor any of their respective Representatives, shall (a) be liable to the Corporation or any of its stockholders, subsidiaries or affiliates for breach of any duty (contractual or otherwise) by reason of any activities or omissions of the types permitted in this Article XI or of any such person’s participation therein, or (b) have any duty to communicate or present any activities or omissions of the types permitted in this Article XI to the Corporation or its stockholders, subsidiaries or affiliates. The Principal Stockholders and their respective Representatives shall have the right to hold any of the activities or omissions of the types permitted in this Article XI for its own account, or the account of another person, or to recommend, sell, assign or otherwise transfer such activity or omission to persons other than the Corporation or any stockholder, subsidiary or affiliate of the Corporation. The Corporation acknowledges that this Article XI renounces specified business opportunities as contemplated by Section 122(17) of the DGCL. To the fullest extent permitted by law, the Corporation hereby waives any claim against each Principal Stockholder and its Representatives, and agrees to indemnify each Principal Stockholder and its Representatives against any claim, that is based on fiduciary duties, the corporate opportunity doctrine or any other legal theory which could limit any Principal Stockholder or its Representatives from pursuing or engaging in transactions permitted under this Article XI.

As used herein, “Accel Partners Entities” shall mean (i) Accel Partners (or an affiliate of one or more of such entities) or their respective subsidiaries (collectively, “Accel”), (ii) any investment fund, vehicle or account which is managed by Accel or in respect of which Accel has investment discretion, including, but not limited to, Accel Leaders Fund L.P., Accel Leaders Fund Investors 2016 L.L.C., Accel London III L.P., Accel London Investors 2012 L.P., Accel Growth Fund II L.P., Accel Growth Fund II Strategic Partners L.P. and Accel Growth Fund Investors 2013 L.L.C. (each, an “Accel Fund or Account”) or (iii) an affiliate of Accel or an Accel Fund or Account.

As used herein, “CapitalG Entities” shall mean (i) CapitalG (or an affiliate of such entity) or their respective subsidiaries (collectively, “CapitalG”), (ii) any investment fund, vehicle or account which is managed by CapitalG or in respect of which CapitalG has investment discretion, including, but not limited to, CapitalG 2015 LP and CapitalG LP (each, a “CapitalG Fund”) or (iii) an affiliate of CapitalG or a CapitalG Fund.

As used herein, “GA Entities” shall mean (i) General Atlantic LKC and/or General Atlantic Service Company, L.P. (or an affiliate of one or more of such entities) or their respective subsidiaries (collectively, “General Atlantic”), (ii) any investment fund, vehicle or account which is managed by General Atlantic or in respect of which General Atlantic has investment discretion (each, a “General Atlantic Fund or Account”) or (iii) an affiliate of General Atlantic or a General Atlantic Fund or Account.

As used herein, “IVP Entities” shall mean Institutional Venture Partners XVI, L.P. or its affiliates.

As used herein, “March Capital Entities” shall mean (i) March Capital Partners (or an affiliate of such entity) or their respective subsidiaries (collectively, “March Capital”), (ii) any investment fund, vehicle or account which is managed by March Capital or in respect of which March Capital has investment discretion, including, but not limited to March Capital Opportunity Fund, L.P. and March Capital Partners Fund I, L.P. (each, a “March Capital Fund”) or (iii) an affiliate of March Capital or a March Capital Fund.

As used herein, “Principal Stockholder” means any of the Warburg Pincus Entities, the Accel Partners Entities, the CapitalG Entities, the GA Entities, the IVP Entities, the March Capital Entities, the Telstra Entities or the Rackspace Entities.

As used herein, “Rackspace Entities” shall mean (i) Rackspace US, Inc. (or an affiliate of such entity) or their respective subsidiaries (collectively, “Rackspace”), (ii) any investment fund, vehicle or account which is managed by Rackspace or in respect of which Rackspace has investment discretion (the “Rackspace Fund”) or (iii) an affiliate of Rackspace or the Rackspace Fund.

As used herein, “Representatives” means the officers, directors, agents, members, partners, employees or affiliates of such Principal Stockholder.

As used herein, “Telstra Entities” shall mean (i) Telstra Ventures Pty Ltd (or an affiliate of such entity) or their respective subsidiaries (collectively, “Telstra”), (ii) any investment fund, vehicle or account which is managed by Telstra or in respect of which Telstra has investment discretion (each, a “Telstra Fund”) or (iii) an affiliate of Telstra or a Telstra Fund.

As used herein, “Warburg Pincus Entities” shall mean (i) Warburg Pincus LLC and/or Warburg Pincus & Co. (or an affiliate of one or more of such entities) or their respective subsidiaries (collectively, “Warburg Pincus”), (ii) any investment fund, vehicle or account which is managed by Warburg Pincus or in respect of which Warburg Pincus has investment discretion, including, but not limited to, Warburg Pincus Private Equity X, L.P. and Warburg Pincus X Partners, L.P. (each, a

“Warburg Pincus Fund or Account”) or (iii) an affiliate of Warburg Pincus or a Warburg Pincus Fund or Account.

ARTICLE XII

To the extent Section 203 of the DGCL would otherwise be applicable to the Corporation, the Corporation hereby elects to opt out of Section 203 of the DGCL until (i) the Warburg Pincus Entities collectively cease to be the beneficial owner of shares representing at least 15% of the total voting power of the voting stock of the Corporation and (ii) the Accel Entities collectively cease to be the beneficial owner of shares representing at least 15% of the total voting power of the voting stock of the Corporation, at which date Section 203 of the DGCL shall apply prospectively to the Corporation (such that any person or entity (including one or more purchasers of shares from the Warburg Pincus Entities or the Accel Entities) who or that, as of such date, would be an interested stockholder under Section 203 of the DGCL shall not be deemed to be an interested stockholder until such later time as such person or entity acquires one or more additional shares of Common Stock) solely to the extent that Section 203 of the DGCL would be applicable to the Corporation notwithstanding this Article XII.

ARTICLE XIII

Unless (a) the Corporation (through approval of the Board) consents in writing to the selection of an alternative forum, (b) the Court of Chancery in the State of Delaware concludes that an indispensable party named as a defendant therein is not subject to the jurisdiction of the Delaware courts or (c) a federal court has assumed exclusive jurisdiction of a proceeding, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, (iv) any action to interpret, apply, enforce or determine the validity of this Certificate of Incorporation or the Bylaws of the Corporation, or (v) any action asserting a claim governed by the internal affairs doctrine.

*     *     *

IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of this Corporation on June 19, 2018.

By:	/s/ George Kurtz
Name: George Kurtz
Title: President & Chief Executive Officer

CERTIFICATE OF AMENDMENT OF THE
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
CROWDSTRIKE HOLDINGS, INC.

CROWDSTRIKE HOLDINGS, INC., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”),

DOES HEREBY CERTIFY:

1.  That the name of this corporation is CrowdStrike Holdings, Inc. The corporation’s original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on November 7, 2011.

2.     That the Board of Directors duly adopted resolutions in accordance with the provisions of Section 242 of the General Corporation Law proposing to amend the Certificate of Incorporation of this corporation, declaring said amendment to be advisable and in the best interests of this corporation and its stockholders, and authorizing the appropriate officers of this corporation to solicit the consent of the stockholders therefor, which resolution setting forth the proposed amendment is as follows:

RESOLVED, that the first paragraph of ARTICLE IV of the Amended and Restated Certificate of Incorporation of the Corporation is hereby amended to say:

“The total number of shares of all classes of stock which the Corporation shall have authority to issue is 440,000,000 shares of common stock, consisting of 220,000,000 shares of Class A Common Stock, par value $0.0005 per share (“Class A Common Stock”) and 220,000,000 shares of Class B Common Stock, par value $0.0005 per share (“Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”); and 137,418,875 shares of preferred stock, par value $0.0005 per share (“Preferred Stock”), 52,300,000 of which are designated “Series A-1 Convertible Preferred Stock” (the “Series A-1 Preferred Stock”), 21,523,118 of which are designated “Series B Convertible Preferred Stock” (the “Series B Preferred Stock”), 22,275,128 of which are designated “Series C Convertible Preferred Stock” (the “Series C Preferred Stock”), 17,569,969 of which are designated “Series D Convertible Preferred Stock” (the “Series D Preferred Stock”), 5,393,976 of which are designated “Series D-1 Convertible Preferred Stock” (the “Series D-1 Preferred Stock”), 14,579,598 of which are designated “Series E Convertible Preferred Stock” (the “Series E Preferred Stock”), and 3,777,086 of which are designated “Series E-1 Convertible Preferred Stock” (the “Series E-1 Preferred Stock”).”

RESOLVED, that ARTICLE IV of the Amended and Restated Certificate of Incorporation of the Corporation is hereby amended by adding, immediately following the first paragraph of ARTICLE IV, the following:

“Upon this Certificate of Amendment becoming effective pursuant to the General Corporation Law (the “Effective Time”), each share of the Corporation’s Common Stock issued and outstanding or held of treasury immediately prior to the Effective Time (“Old Common Stock”) shall automatically be reclassified as one share of Class B Common Stock without any action on the part of the holders of such shares.  At the Effective Time, any stock certificate that, immediately prior to the Effective Time, represented issued and outstanding shares of Old Common Stock shall, from and after the Effective Time, automatically and without necessity of presenting the same for exchange, represent the number of shares of Class B Common Stock into which such shares of Old Common Stock were reclassified at the Effective Time, without any action on the part of the holder thereof.”

RESOLVED, that the Amended and Restated Certificate of Incorporation of the Corporation is hereby amended by replacing Article IV.A with the following:

“A. COMMON STOCK

The rights, powers, preferences, privileges, restrictions and other matters relating to the Common Stock are as follows:

1.1 Identical Rights.  Except as otherwise expressly provided in the Certificate of Incorporation or required by applicable law, shares of Class A Common Stock and Class B Common Stock shall have the same rights and powers (including as to dividends and distributions, and any liquidation, dissolution or winding up of the Corporation but excluding voting and other matters as described in Article IV.A, Section 1.2 below), share ratably and be identical in all respects as to all matters, including:

(a)               Subject to the prior rights of holders of any classes and series of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when, as and if declared by the Board of Directors of the Corporation (the “Board”), out of any assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board. Any dividends paid to the holders of shares of Common Stock shall be paid pro rata to the holders of the Class A Common Stock and Class B Common Stock, on an equal priority, pari passu basis.

(b) the Corporation shall not declare or pay any dividend or make any other distribution to the holders of Common Stock payable in securities of the Corporation unless the same dividend or distribution with the same record date and payment date shall be declared and paid on all shares of Common Stock; provided, however, that (i) dividends or other distributions payable in shares of Class A Common Stock or rights to acquire shares of Class A Common Stock may be declared and paid to the holders of Class A Common Stock without the same dividend or distribution being declared and paid to the holders of Class B Common Stock if, and only if, a dividend payable in shares of Class B Common Stock, or rights to acquire shares of Class B Common Stock, are

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declared and paid to the holders of Class B Common Stock at the same rate and with the same record date and payment date and (ii) dividends or other distributions payable in shares of Class B Common Stock or rights to acquire shares of Class B Common Stock may be declared and paid to the holders of Class B Common Stock without the same dividend or distribution being declared and paid to the holders of Class A Common Stock if, and only if, a dividend payable in shares of Class A Common Stock, or rights to acquire shares of Class A Common Stock, are declared and paid to the holders of Class A Common Stock at the same rate and with the same record date and payment date; and for the avoidance of doubt, nothing in this paragraph (b) shall prevent the Corporation from declaring and paying dividends or other distributions payable in shares of one class of Common Stock or rights to acquire one class of Common Stock to holders of all classes of Common Stock.

(c) If the Corporation in any manner reclassifies, subdivides or combines the outstanding shares of Class A Common Stock or Class B Common Stock, then the outstanding shares of all Common Stock will be concurrently therewith be proportionately reclassified, subdivided or combined in a manner that maintains the same proportionate equity ownership and voting rights between the holders of the outstanding shares of Class A Common Stock and the holders of the outstanding shares of Class B Common Stock on the record date for such reclassification, subdivision or combination.

1.2 Voting Rights.

(a) Common Stock.

(i) Class A Common Stock. Each holder of shares of Class A Common Stock will be entitled to one vote for each share thereof held at the record date for the determination of the stockholders entitled to vote on such matters.

(ii) Class B Common Stock. From and after the closing of a Qualified Public Offering, each holder of shares of Class B Common Stock will be entitled to ten votes for each share thereof held at the record date for the determination of the stockholders entitled to vote on such matters.  Prior to the closing of a Qualified Public Offering, each holder of shares of Class B Common Stock will be entitled to one vote for each share thereof held at the record date for the determination of the stockholders entitled to vote on such matters.

(b) General. Except as otherwise provided in this Amended and Restated Certificate or as required by law, the holders of Class A Common Stock and the holders of Class B Common Stock will vote together as a single class and not as separate series or classes; provided, however, that, except as otherwise required by the DGCL or other applicable law, holders of shares of Common Stock, as such, shall not be entitled to vote on any amendment to the Certificate of Incorporation (including any certificate of

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designations relating to any class or series of Preferred Stock) that relates solely to the terms of one or more outstanding classes or series of Preferred Stock if the holders of such affected class or series are entitled, either separately or together with the holders of one or more other such classes or series, to vote thereon pursuant to this Certificate of Incorporation (including any certificate of designations relating to any class or series of Preferred Stock) or pursuant to the DGCL.

(c) Authorized Shares. The number of authorized shares of Common Stock or any class or series thereof may be increased or decreased (but not below (i) the number of shares of Common Stock or, in the case of a class or series of Common Stock, such class or series, then outstanding plus (ii) with respect to Class A Common Stock, the number of shares reserved for issuance pursuant to Article IV.A, Section 1.4(e)) by the affirmative vote of the holders of a majority of the voting power of all outstanding shares of capital stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law.

1.3 Liquidation Rights.

(a) In the event of a Liquidation Event, subject to the rights of any Preferred Stock that may then be outstanding, and subject to Article IV.C, Section 1.3(c), the assets of the Corporation legally available for distribution to stockholders shall be distributed on an equal priority, pro rata basis to the holders of Class A Common Stock and Class B Common Stock.

(b) Subject to Article IV.C, Section 1.3(c), any merger or consolidation of the Corporation with or into any other entity, that is not a Liquidation Event, shall require approval of the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock entitled to vote thereon and by the affirmative vote of the holders of a majority of the outstanding shares of Class B Common Stock entitled to vote thereon, each voting separately as a class, unless (i) the shares of Class A Common Stock and Class B Common Stock outstanding immediately prior to such merger or consolidation are treated equally, identically and ratably, on a per share basis, including whether such shares remain outstanding with respect to any consideration into which such shares are converted or any consideration paid or otherwise distributed to stockholders of the Corporation in respect thereof; and (ii) such shares are converted on a pro rata basis into shares of the surviving entity or its Parent in such transaction having substantially identical rights, powers and privileges to the shares of Class A Common Stock and Class B Common Stock in effect immediately prior to such merger or consolidation, respectively.

(c) Notwithstanding anything to the contrary contained in this Article IV.C, Section 1.3, (i) consideration to be paid or received by a holder of Common Stock in connection with any Liquidation Event or any merger or consolidation of the Corporation with or into any entity pursuant to any employment, consulting, severance or similar services arrangement shall not be deemed to be a “distribution to stockholders” for the purpose of this Article IV.C, Section 1.3; and (ii) holders of shares of Class A Common

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Stock and holders of shares of Class B Common Stock may receive, or have the right to elect to receive, different or disproportionate consideration in connection with such Liquidation Event or such merger or consolidation of the Corporation, if the only difference in the per share consideration to the holders of Class A Common Stock and Class B Common Stock is that any securities distributed to the holder of a share of Class B Common Stock have a greater number of votes per share (but in no event greater than ten (10) times) the voting power of any securities distributed to the holder of a share of Class A Common Stock.

1.4 Conversion of the Class B Common Stock. The Class B Common Stock will be convertible into Class A Common Stock as follows:

(a) Each share of Class B Common Stock will automatically convert into one fully paid and nonassessable share of Class A Common Stock on the Final Conversion Date.

(b) With respect to any holder of Class B Common Stock, each share of Class B Common Stock held by such holder will automatically be converted into one fully paid and nonassessable share of Class A Common Stock, as follows:

(i) on the affirmative written election of such holder or, if later, at the time or the happening of a future event specified in such written election (which election may be revoked by such holder prior to the date on which the automatic conversion would otherwise occur unless otherwise specified by such holder);

(ii) on the occurrence of a Transfer of such share of Class B Common Stock, other than a Permitted Transfer; or

(iii) with respect to Class B Common Stock held by a holder who is a natural person (other than the Founder), or a Permitted Transferee or Permitted Entity of such natural person, upon the death of such natural person.

(c) Procedures. The Corporation may, from time to time, establish such policies and procedures relating to the conversion of the Class B Common Stock to Class A Common Stock and the general administration of this dual class stock structure, including the issuance of stock certificates with respect thereto, as it may deem necessary or advisable, and may from time to time request that holders of shares of Class B Common Stock furnish certifications, affidavits or other proof to the Corporation as it deems necessary to verify the ownership of Class B Common Stock and to confirm that a conversion to Class A Common Stock has not occurred. A determination by the Corporation as to whether or not a Transfer has occurred and results in a conversion to Class A Common Stock shall be conclusive and binding.

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(d) Immediate Effect. In the event of and upon a conversion of shares of Class B Common Stock to shares of Class A Common Stock pursuant to Article IV.C, Section 1.4(b)(ii) or Section 1.4(b)(iii), such conversion shall be deemed effective at the time that the Transfer or death, as applicable, occurred, and in the event of an upon a conversion of shares of Class B Common Stock to shares of Class A Common Stock pursuant to Article IV.C, Section 1.4(a), such conversion shall be deemed effective immediately upon the Final Conversion Date, subject in all cases to any transition periods specifically provided for in this Amended and Restated Certificate. Upon any conversion of Class B Common Stock to Class A Common Stock in accordance with this Amended and Restated Certificate, all rights of the holder of Class B Common Stock shall cease and the person or persons in whose names or names the certificate or certificates representing the shares of Class A Common Stock are to be issued shall be treated for all purposes as having become the record holder or holders of such shares of Class A Common Stock.

(e) Reservation of Stock Issuable Upon Conversion. The Corporation will at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of effecting the conversion of the shares of the Class B Common Stock, such number of its shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class B Common Stock; and if at any time the number of authorized but unissued shares of Class A Common Stock will not be sufficient to effect the conversion of all then-outstanding shares of Class B Common Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Class A Common Stock to such number of shares as will be sufficient for such purpose.

(f) No Reissuance of Class B Common Stock. No share or shares of Class B Common Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be cancelled, retired and eliminated from the shares that the Corporation shall be authorized to issue.

1.5 Class B Protective Provisions. Prior to the Final Conversion Date, the Corporation shall not, without the prior affirmative vote of the holders of two-thirds of the outstanding shares of Class B Common Stock, voting as a separate class, in addition to any other vote required by applicable law or this Amended and Restated Certificate:

(a) directly or indirectly, whether by amendment, or through merger, recapitalization, consolidation or otherwise, amend or repeal, or adopt any provision of this Amended and Restated Certificate inconsistent with, or otherwise alter, any provision of this Amended and Restated Certificate that modifies the voting, conversion or other rights, powers, preferences, privileges or restrictions of the Class B Common Stock;

(b) reclassify any outstanding shares of Class A Common Stock into shares having (i) rights as to dividends or liquidation that are senior to the Class B Common Stock or (ii) the right to have more than one (1) vote for each share thereof, except as required by law;

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(c)  issue any shares of Class B Common Stock (other than shares of Class B Common Stock originally issued by the Corporation after the IPO Date pursuant to the exercise or conversion of options or warrants or settlement of RSUs that, in each case, are outstanding as of the IPO Date); or

(d) authorize, or issue any shares of, any class or series of capital stock of the Corporation having the right to more than (1) vote for each share thereof.

1.6 Definitions. For purposes of this Article IV.A, the following definitions apply:

(a)                                 [Reserved].

(b)                                 “Disability” or “Disabled” means the permanent and total disability of the Founder such that the Founder is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death within 12 months or which has lasted or can be expected to last for a continuous period of not less than 12 months as determined by a licensed medical practitioner jointly selected by a majority of the Independent Directors and the Founder. If the Founder is incapable of selecting a licensed physician, then the Founder’s spouse shall make the selection on behalf of the Founder, or in the absence or incapacity of the Founder’s spouse, the Founder’s adult children by majority vote shall make the selection on behalf of the Founder, or in the absence of adult children of the Founder or their inability to act by majority vote, a natural person then acting as the successor trustee of a revocable living trust which was created by the Founder and which holds more shares of all classes of capital stock of the Corporation than any other revocable living trust created by the Founder shall make the selection on behalf of the Founder, or in absence of any such successor trustee, the legal guardian or conservator of the estate of the Founder shall make the selection on behalf of the Founder.

(c)                                  [Reserved]

(d)                                 “Final Conversion Date” means the earliest to occur of:

(i) the date specified by the holders of two-thirds of the then outstanding shares of Class B Common Stock, voting as a separate class;

(ii) the first date on which the number of outstanding shares of Class B Common Stock represents less than 5% of the aggregate number of outstanding shares of Class A Common Stock and Class B Common Stock, taken together as a single class; provided that shares of Class A Common Stock issued after the IPO Date in connection with any acquisition by the Corporation or any of its subsidiaries of the securities, business, technology, property or other assets of another person or entity or in connection with the entry by the Corporation or any of its subsidiaries into any joint venture, commercial relationship or other strategic transaction (any such shares of Class A Common Stock, “Acquisition Securities”) shall not be considered to be “outstanding” for the purposes of this Section 1.6(d)(ii); provided further that a determination by the Board

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as to whether shares of Class A Common Stock constitute Acquisition Securities shall be conclusive and binding; or

(iii)  the date that is nine months after the death or Disability of the Founder; provided, that such date may be extended (but not for a total period of longer than eighteen (18) months from the date of such death or Disability) to a date approved by a majority of the Independent Directors then in office.  From the time of the death or Disability of the Founder until the Final Conversion Date, Voting Control over the Founder’s shares (including shares held of record by the Founder’s Permitted Entities and Permitted Transferees) shall be exercised in accordance with any proxy or voting agreement entered into in accordance with Article IV.A, Section 1.6(q)(iv) of this Certificate of Incorporation, or, if no such proxy or voting agreement is in place at the time of such death or Disability, a person (including a person serving as trustee) previously designated by the Founder and approved by the Board may exercise Voting Control over the Founder’s shares (including shares held of record by the Founder’s Permitted Entities and Permitted Transferees) of Class B Common Stock.

(e)                                  “Founder” means George Kurtz.

(f)                                   “Identified Fund Stockholder” means each of (i) Accel Leaders Fund L.P., Accel Leaders Fund Investors 2016 L.L.C., Accel London III L.P., Accel London Investors 2012 L.P., Accel Growth Fund II L.P., Accel Growth Fund II Strategic Partners L.P., Accel Growth Fund Investors 2013 L.L.C. (together with its successors), (ii) CapitalG LP and CapitalG 2015 LP (together with their successors), and (iii) Warburg Pincus Private Equity X, L.P. and Warburg Pincus X Partners, L.P. (together with its successors).

(g)                                  “Identified Fund Stockholder Permitted Entity” of an Identified Fund Stockholder means an investment fund that is managed or advised by the manager or advisor of such Identified Fund Stockholder.

(h)                                 “Independent Directors” means the members of the Board designated as independent directors in accordance with the Listing Standards.

(i)                                     “IPO Date” means the first date that shares of a class of the Corporation’s capital stock have been listed for trading on the New York Stock Exchange, the Nasdaq Stock Market or any successor markets or exchanges (each, a “Securities Exchange”).

(j)                                    “Liquidation Event” means any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary.

(k)                                 “Listing Standards” means (i) the requirements of any national stock exchange under which the Corporation’s equity securities are listed for trading that are generally applicable to companies with common equity securities listed thereon or (ii) if the Corporation’s equity securities are not listed for trading on a national stock exchange, the requirements of the New York Stock Exchange generally applicable to companies with equity securities listed thereon.

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(l)                                     “Parent” of an entity means any entity that directly or indirectly owns or controls a majority of the voting power of the voting securities of such entity.

(m)                             “Permitted Entity” means, with respect to any Qualified Stockholder, any trust, account, plan, corporation, partnership, limited liability company or charitable organization, foundation or similar entity specified in Article IV.A, Section 1.6(n)(ii) with respect to such Qualified Stockholder, so long as such Permitted Entity meets the requirements of the exception set forth in Article IV.A, Section 1.6(n) applicable to such Permitted Entity.

(n)                                 “Permitted Transfer” means any of the following:

(i) any Transfer of a share of Class B Common Stock from the Founder, from the Founder’s Permitted Entities or from the Founder’s Permitted Transferees, to the Founder’s estate or heirs as a result of the Founder’s death; provided that any Voting Control following the Founder’s death is exercised in accordance with a proxy or voting agreement entered into in compliance with the provisions set forth in Article IV.A, Section 1.6(d)(iii) hereof; and

(ii) any Transfer of a share of Class B Common Stock by a Qualified Stockholder to any of the Permitted Entities listed below and from any of the Permitted Entities listed below to such Qualified Stockholder or to such Qualified Stockholder’s other Permitted Entities:

A.           a trust for the benefit of such Qualified Stockholder or persons other than the Qualified Stockholder so long as a Qualified Stockholder has sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such trust; provided such transfer does not involve any payment of cash, securities, property or other consideration (other than an interest in such trust) to the holder of shares of Class B Common Stock; provided that in the event a Qualified Stockholder no longer has sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such trust, each such share of Class B Common Stock then held by such trust shall automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock;

B.           a trust under the terms of which a Qualified Stockholder has retained a “qualified interest” within the meaning of §2702(b)(1) of the Internal Revenue Code or a reversionary interest so long as a Qualified Stockholder has sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such trust; provided, however, that in the event a Qualified Stockholder no longer has sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such trust, each such share of Class B Common Stock then held by such trust shall automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock;

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C.    an Individual Retirement Account, as defined in Section 408(a) of the Internal Revenue Code, or a pension, profit sharing, stock bonus or other type of plan or trust of which such Qualified Stockholder is a participant or beneficiary and which satisfies the requirements for qualification under Section 401 of the Internal Revenue Code; provided that in each case such Qualified Stockholder has sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held in such account, plan or trust, and provided, further, that in the event the Qualified Stockholder no longer has sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such account, plan or trust, each such share of Class B Common Stock then held by such account, plan or trust shall automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock;

D.    a corporation in which such Qualified Stockholder directly, or indirectly through one or more Permitted Entities, owns shares with sufficient Voting Control in the corporation, or otherwise has legally enforceable rights, such that the Qualified Stockholder retains sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such corporation; provided that in the event the Qualified Stockholder no longer owns sufficient shares or no longer has sufficient legally enforceable rights to ensure the Qualified Stockholder retains sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such corporation, each such share of Class B Common Stock then held by such corporation shall automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock;

E.    a partnership in which such Qualified Stockholder directly, or indirectly through one or more Permitted Entities, owns partnership interests with sufficient Voting Control in the partnership, or otherwise has legally enforceable rights, such that the Qualified Stockholder retains sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such partnership; provided that in the event the Qualified Stockholder no longer owns sufficient partnership interests or no longer has sufficient legally enforceable rights to ensure the Qualified Stockholder retains sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such partnership, each such share Class B Common Stock then held by such partnership shall automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock;

F.    a limited liability company in which such Qualified Stockholder directly, or indirectly through one or more Permitted Entities, owns membership interests with sufficient Voting Control in the limited liability company, or otherwise has legally enforceable rights, such that the Qualified Stockholder retains sole dispositive power and exclusive Voting Control with respect to the

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shares of Class B Common Stock held by such limited liability company; provided that in the event the Qualified Stockholder no longer owns sufficient membership interests or no longer has sufficient legally enforceable rights to ensure the Qualified Stockholder to retain sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such limited liability company, each such share of Class B Common Stock then held by such limited liability company shall automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock;

G.    any charitable organization, foundation or similar entity established by a Qualified Stockholder directly, or indirectly through one or more Permitted Entities, so long as such Qualified Stockholder has sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such entity; provided such Transfer does not involve any payment of cash, securities, property or other consideration (other than an interest in such entity) to such Qualified Stockholder; provided, further, that in the event a Qualified Stockholder no longer has sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such entity, each share of Class B Common Stock then held by such entity shall automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock; or

H.   in the case of a Qualified Stockholder that is an Identified Fund Stockholder, any Transfer of a share of Class B Common Stock by such Identified Fund Stockholder to any Identified Fund Stockholder Permitted Entity, and any transfer of a share of Class B Common Stock by an Identified Fund Stockholder Permitted Entity of an Identified Fund Stockholder to any other Identified Fund Stockholder Permitted Entity of such Identified Fund Stockholder; provided, that in the event that such transferee is no longer an Identified Fund Stockholder Permitted Entity of such Identified Fund Stockholder, each share of Class B Common Stock then held by such Identified Fund Stockholder Permitted Entity shall automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock.

For the avoidance of doubt, to the extent any shares are deemed to be held by a trustee of a trust described in Article IV.A, Section 1.6(n)(ii)(A) or (B) above, the Transfer shall be a Permitted Transfer and the trustee shall be deemed a Permitted Entity so long as the other requirements of Article IV, Section 1.6(n)(ii)(A) or (B) above are otherwise satisfied.

(o)           “Permitted Transferee” means a transferee of shares of Class B Common Stock, or rights or interests therein, received in a Transfer that constitutes a Permitted Transfer.

(p)           “Qualified Stockholder” means (i) any registered holder of a share of Class B Common Stock immediately after the IPO Date; (ii) the initial registered holder of any shares of Class B Common Stock that are originally issued by the Corporation after the IPO Date pursuant to the exercise or conversion of options or warrants or settlement of restricted stock

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units (“RSUs”) that, in each case, are outstanding as of the IPO Date; (iii) a Permitted Transferee; and (iv) the initial registered holder of any shares of Class B Common Stock that are originally issued by the Corporation after the IPO Date in compliance with the Certificate of Incorporation.

(q)           “Transfer” of a share of Class B Common Stock means any direct or indirect sale, assignment, transfer, conveyance, hypothecation or other transfer or disposition of such share or any legal or beneficial interest in such share, whether or not for value and whether voluntary or involuntary or by operation of law (including by merger, consolidation or otherwise) after 11:59 p.m. Eastern Time on the IPO Date, including, without limitation, a transfer of a share of Class B Common Stock to a broker or other nominee (regardless of whether there is a corresponding change in beneficial ownership), or the transfer of, or entering into a binding agreement with respect to, Voting Control (as defined below) over such share by proxy or otherwise. A “Transfer” will also be deemed to have occurred with respect to all shares of Class B Common Stock beneficially held by an entity that is a Qualified Stockholder, if after 11:59 p.m. Eastern Time on the IPO Date there is a Transfer on a cumulative basis of a majority of the voting power of the voting securities of such entity or any direct or indirect Parent of such entity, such that the previous holders of such voting power no longer retain Voting Control with respect to the shares of Class B Common Stock held by such entity. Notwithstanding the foregoing, the following will not be considered a “Transfer”:

(i) granting a revocable proxy to officers or directors of the Corporation at the request of the Board in connection with actions to be taken at an annual or special meeting of stockholders or in connection with any action by written consent of the stockholders solicited by the Board;

(ii) entering into a voting trust, agreement or arrangement (with or without granting a proxy) solely with stockholders who are holders of Class B Common Stock, which voting trust, agreement or arrangement (A) is disclosed either in a Schedule 13D filed with the Securities and Exchange Commission or in writing to the Secretary of the Corporation, (B) either has a term not exceeding one year or is terminable by the holder of the shares subject thereto at any time and (C) does not involve any payment of cash, securities, property or other consideration to the holder of the shares subject thereto other than the mutual promise to vote shares in a designated manner;

(iii) pledging shares of Class B Common Stock by a stockholder that creates a mere security interest in such shares pursuant to a bona fide loan or indebtedness transaction for so long as such stockholder continues to exercise Voting Control over such pledged shares; provided, however, that a foreclosure on such shares or other similar action by the pledgee will constitute a “Transfer” unless such foreclosure or similar action qualifies as a “Permitted Transfer” at such time;

(iv) granting a proxy by the Founder, the Founder’s Permitted Entities or the Founder’s Permitted Transferees to a person designated by the Founder and approved by a majority of the Independent Directors then in office, to exercise Voting Control of shares of Class B Common Stock owned directly or indirectly, beneficially and of record,

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by the Founder, the Founder’s Permitted Entities the Founder’s Permitted Transferees, the Founder’s estate or the Founder’s heirs, or over which the Founder has Voting Control pursuant to proxy or voting agreements then in place, effective either (A) on the death of the Founder or (B) during any Disability of the Founder, including the exercise of such proxy by such person;

(v) granting a proxy to, or entering into a voting arrangement with, the Founder to exercise Voting Control of shares of Class B Common Stock owned directly or indirectly, beneficially and of record by any holder of Class B Common Stock in a form approved by a majority of the Independent Directors then in office;

(vi) entering into a trading plan pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, with a broker or other nominee; provided, however, that a sale of such shares of Class B Common Stock pursuant to such plan shall constitute a “Transfer” at the time of such sale;

(vii) the fact that the spouse of any Qualified Stockholder possesses or obtains an interest in such holder’s shares of Class B Common Stock arising solely by reason of the application of the community property laws of any jurisdiction, so long as no other event or circumstance shall exist or have occurred that constitutes a “Transfer”; and

(viii) entering into a support, voting, tender or similar agreement, arrangement or understanding (with or without granting a proxy) in connection with a Liquidation Event, provided that such Liquidation Event was approved by a majority of the Independent Directors then in office.

(r)            “Voting Control” means, with respect to a share of capital stock or other security, the power (whether exclusive or shared) to vote or direct the voting of such security, including by proxy, voting agreement or otherwise.

RESOLVED, that the first sentence of Section 4.1.1(a) of Article IV.B shall be amended in its entirety to read as follows:

“Each share of Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Class B Common Stock as is determined by dividing the Series A-1 Original Issue Price, Series B Original Issue Price, Series C Original Issue Price, Series D Original Issue Price, Series D-1 Original Issue Price, or Series E/E-1 Original Issue Price, as applicable, by the Series A-1 Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price, Series D-1 Conversion Price, or Series E/E-1 Conversion Price, as applicable (as defined below) in effect at the time of conversion.”

RESOLVED, that new Section 4.4.1(a)(vii) of Article IV.B shall be added as follows:

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(vii) shares of Class A Common Stock issued upon conversion of shares of Class B Common Stock, or shares of Class B Common Stock issued upon conversion of shares of Old Common Stock.

RESOLVED, that Section 5 of Article IV.B shall be amended in its entirety to read as follows:

“5. Mandatory Conversion

Each share of Preferred Stock shall, upon the closing of the Corporation’s sale of shares of its Common Stock to the public on the New York Stock Exchange, the Nasdaq Global Market or other internationally recognized stock exchange in a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, other than pursuant to a registration statement on Form S-4 or Form S-8 or any similar or successor form, which places an implied pre-money valuation of the Corporation immediately prior to such initial public offering of at least $400 million, and which results in at least $75 million of proceeds, net of the underwriting discount and commissions, to the Corporation and/or the selling stockholders (a “Qualified Public Offering”), without any action on the part of the holders of shares of Preferred Stock, automatically convert into fully paid, non-assessable shares of Class B Common Stock, in each case at the applicable Conversion Rate for such share in effect at such time.”

3.  The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law by written consent of the stockholders holding the requisite number of shares required by statute given in accordance with and pursuant to Section 228 of the General Corporation Law of the State of Delaware.

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IN WITNESS WHEREOF, this Certificate of Amendment of the Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of this corporation on this 28th day of May, 2019.

By:	/s/ George Kurtz
Name:	George Kurtz
Title:	President and Chief Executive Officer

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